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                                MERGER AGREEMENT

                                     Among


                       THE GUARANTEE LIFE COMPANIES INC.,

                          GUARANTEE SUBSIDIARY, INC.,

                                      and

                                   PFG, INC.



                             As of October 17, 1997



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                                       6
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                                MERGER AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS..................................................................... 1


                                   ARTICLE I

                                  DEFINITIONS

Section 1.1.     Definitions.................................................  2
Section 1.2.     Interpretation..............................................  9


                                  ARTICLE II

                                  THE MERGER

Section 2.1.     The Merger.................................................. 10
Section 2.2.     Effect of the Merger........................................ 10
Section 2.3.     The Closing................................................. 11
Section 2.4.     The Effective Time.......................................... 12
Section 2.5.     Articles of Incorporation and Bylaws........................ 12
Section 2.6.     Conversion of Securities.................................... 12
Section 2.7.     Merger Consideration........................................ 13
Section 2.8.     Closing of Company Transfer Books........................... 13
Section 2.9.     Surrender of Certificates, Stock Options and Warrants
                 and Payment of Merger Consideration......................... 13
Section 2.10.    Letter to Stockholders of the Company....................... 15
Section 2.11.    Funding of Paying Agent..................................... 15
Section 2.12.    Dissenting Stockholders..................................... 16
Section 2.13.    Actions of Directors and Stockholders....................... 17


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 3.1.     Organization and Qualification.............................. 19
Section 3.2.     Capitalization; Title to Stock.............................. 22
Section 3.3.     Authorization and Effect.................................... 23
Section 3.4.     No Violation................................................ 24
Section 3.5.     Consents and Approvals...................................... 25

Section 3.6.     Financial Statements; Undisclosed Liabilities.............. 26
Section 3.7.     Reserves................................................... 27
Section 3.8.     Absence of Certain Changes or Events....................... 28
Section 3.9.     Taxes and Tax Returns...................................... 28
Section 3.10.    Proceedings................................................ 31
Section 3.11.    Compliance With Law........................................ 32
Section 3.12.    Employment Matters......................................... 33
Section 3.13.    401(k) Plan................................................ 34
Section 3.14.    Welfare Benefit Plans...................................... 36
Section 3.15.    Employee Benefit Plans..................................... 39
Section 3.16.    Assets..................................................... 40
Section 3.17.    Operations Insurance....................................... 42
Section 3.18.    Brokerage Fees............................................. 43
Section 3.19.    Environmental Matters...................................... 43
Section 3.20.    Contracts.................................................. 44
Section 3.21.    Insurance Issued by AGL.................................... 49
Section 3.22.    Threat of Cancellation..................................... 50
Section 3.23.    Accounting Practices....................................... 50
Section 3.24.    State Insolvency Funds..................................... 50
Section 3.25.    Persons Entitled to Merger Consideration................... 50


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF GUARANTEE

Section 4.1.     Organization............................................... 51
Section 4.2.     Authorization of Agreement................................. 51
Section 4.3.     Consents and Approvals; No Violations...................... 52
Section 4.4.     Purchase Price Funding..................................... 52
Section 4.5.     Commissions................................................ 52


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

Section 5.1.     Organization............................................... 53
Section 5.2.     Authorization of Agreement................................. 53
Section 5.3.     Consents and Approvals; No Violations...................... 54


                                  ARTICLE VI

                           COVENANTS OF THE PARTIES

Section 6.1.     Expenses................................................... 54

                                      ii
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Section 6.2.     Further Assurances......................................... 54
Section 6.3.     Consents................................................... 55
Section 6.4.     Announcements or Communications............................ 55
Section 6.5.     Access..................................................... 56
Section 6.6.     Conduct of the Company's Business.......................... 57
Section 6.7.     Notification............................................... 60
Section 6.8.     Other Transactions......................................... 60
Section 6.9.     Tax Elections, Etc......................................... 63
Section 6.10.    Benefits................................................... 63
Section 6.11.    September 30, 1997 Financial Statements.................... 64
Section 6.12.    Deferred Compensation...................................... 64
Section 6.13.    Life Insurance Program..................................... 64


                                  ARTICLE VII

                            CLOSING DATE CONDITIONS

Section 7.1.     Conditions to Each Party's Obligations..................... 65
Section 7.2.     Conditions to the Obligations of the Company............... 66
Section 7.3.     Conditions to the Obligations of Guarantee and Newco....... 68


                                 ARTICLE VIII

                                  TERMINATION

Section 8.1.     Termination of This Agreement.............................. 70
Section 8.2.     Effect of Termination...................................... 71


                                  ARTICLE IX

                                INDEMNIFICATION

Section 9.1.     Indemnification............................................ 72
Section 9.2.     Notice of Claim............................................ 73
Section 9.3.     Limitation on Indemnification Obligation................... 73
Section 9.4.     Survival of Indemnification................................ 74


                                   ARTICLE X

              SURVIVAL OF REPRESENTATIONS; EFFECT OF CERTIFICATES

Section 10.1.    Survival of Representations, Warranties, Covenants,
                 Conditions and Agreements.................................. 74
Section 10.2.    Effect of Certificates..................................... 75


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Section 10.3.    Reliance................................................... 75


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.1.    Amendment and Modification................................. 75
Section 11.2.    Waiver of Compliance; Consents............................. 76
Section 11.3.    Notices.................................................... 76
Section 11.4.    Assignment................................................. 77
Section 11.5.    No Third-Party Beneficiaries............................... 77
Section 11.6.    Confidentiality of Information and Documents............... 78
Section 11.7.    Governing Law.............................................. 78
Section 11.8.    Jurisdiction; Agents for Service of Process................ 78
Section 11.9.    Counterparts............................................... 79
Section 11.10.   Headings................................................... 79
Section 11.11.   Knowledge of the Company................................... 79
Section 11.12.   Entire Agreement........................................... 79
Section 11.13.   Indemnification of Officers and Directors.................. 80


                                   SCHEDULES

Schedule 2.7     Merger Consideration
Schedule 3.1(a)  Good Standing
Schedule 3.1(b)  Subsidiaries
Schedule 3.1(c)  Licenses, Permits, Etc.
Schedule 3.1(d)  Articles/Bylaws
Schedule 3.2     Capitalization
Schedule 3.4     No Violation
Schedule 3.5     Company Consents and Approvals
Schedule 3.6     Financial Statements; Undisclosed Liabilities
Schedule 3.7     Reserves
Schedule 3.8     Absence of Changes
Schedule 3.9     Taxes
Schedule 3.10    Proceedings
Schedule 3.11    Compliance With Law
Schedule 3.12    Employment Matters
Schedule 3.14    Welfare Benefit Plans
Schedule 3.15    Employee Benefit Plans
Schedule 3.16    Assets
Schedule 3.17    Operations Insurance
Schedule 3.18    Brokerage Fees
Schedule 3.19    Environmental Matters
Schedule 3.20    Contracts

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Schedule 3.21  Insurance Issued by AGL
Schedule 3.22  Threat of Cancellation
Schedule 3.23  Accounting Practices
Schedule 3.24  State Insolvency Funds
Schedule 4.3   Guarantee Consents and Approvals
Schedule 5.3   Newco Consents and Approvals

                                    EXHIBITS

Exhibit A      Form of Paying Agent Agreement

                                MERGER AGREEMENT

                                    PREAMBLE


     THIS MERGER AGREEMENT (this "Agreement") is made and entered into as of October 17, 1997 by and among The Guarantee Life Companies Inc., a company organized and existing under the laws of the State of Delaware ("Guarantee"), Guarantee Subsidiary, Inc., a company organized and existing under the laws of the Commonwealth of Pennsylvania and a wholly owned subsidiary of Guarantee ("Newco"), and PFG, Inc., a company organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

     WHEREAS, the Boards of Directors of Newco and the Company have by majority vote determined that it is advisable for Newco to be merged with and into the Company as described herein (the "Merger"), as a result of which all of the Company's outstanding common stock, par value $.10 per share, and the Series B Convertible Preferred Shares and Series C Convertible Preferred Shares (the "Stock") will be converted into the right to receive an aggregate consideration of $37,250,000 (subject to adjustment pursuant to Section 2.7 hereof), all on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Boards of Directors of Newco and the Company have by majority vote and by resolutions duly adopted, approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. DEFINITIONS. In addition to other terms that are defined herein, the following terms shall have the definitions set forth in this
Section:

     "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, such other Person, including without limitation, its direct or indirect parent and subsidiary entities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGL" means AGL Life Assurance Company, a life insurance company organized and existing under the laws of the Commonwealth of Pennsylvania, which is a wholly owned subsidiary of the Company.

     "Agreement" means this Merger Agreement, as defined in the Preamble hereto.

     "Annual Statements" shall mean annual Financial Statements prepared in accordance with SAP and filed pursuant to state insurance laws.

     "Assets" shall mean all rights, titles, franchises and interests in and to every species of property, real, personal and mixed, tangible and intangible, and things in action thereunto belonging, including, without limitation, cash and cash equivalents, securities (including, without limitation, exempted securities under the Securities Act of 1933), receivables, recoverables (from reinsurance and otherwise), deposits and advances, loans, agent balances, real property (together with buildings, structures and the improvements thereon, fixtures contained therein and appurtenances thereto and easements and other rights relating thereto), machinery, equipment,

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

furniture, fixtures, leasehold improvements, vehicles and other Assets or property, leases, Licenses, permits, approvals, Authorizations, joint venture agreements, contracts or commitments, whether written or oral, policy forms, training materials, underwriting manuals, lists of policyholders and agents, processes, trade secrets, know-how, software, computer programs and source codes, protected formulae, all other Intellectual Property, research, goodwill, prepaid expense, books of account, records, files, invoices, data, rights, claims and privileges and any other Assets whatsoever.

     "Authorization" shall have the meaning set forth in Section 3.12(b) hereof.

     "Business Day" means any day other than a Saturday, Sunday, federal holiday or any other day on which banking institutions in the State of Nebraska are authorized by law, or by executive order, to be closed.

     "Closing" shall have the meaning set forth in Section 2.3 hereof.

     "Closing Date" means the date on which the Closing described in Section 2.3 hereof takes place.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means PFG, Inc., a company organized and existing under the laws of the Commonwealth of Pennsylvania, and shall include each of its Subsidiaries, as an entirety, unless and except to the extent expressly indicated otherwise or the context otherwise requires, and representations as to the Company contained herein shall be deemed to mean the Company and each of its Subsidiaries, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise or as the context otherwise requires.

     "Company Operating Facility" shall mean any operating facility which is owned or leased by the Company or its Subsidiaries or in the management of which the Company or its Subsidiaries actively participates.

     "Constituent Corporations" shall mean Newco and the Company.

     "Dissenting Stockholder" shall have the meaning set forth in Section 2.12 hereof.
     "DOL" shall mean the United States Department of Labor.

     "Effective Time" shall have the meaning set forth in Section 2.4 hereof.

     "Employee Benefit Plans" means all (a) "employee benefit plans," as defined in Section 3(3) of ERISA, and (b) other plans providing money, services, property or other benefits, in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of the Company.

     "Environmental Claim" shall mean any written notice by a Person alleging actual or potential liability (including, without limitation, potential liability for any investigatory cost, clean-up cost, governmental response cost, natural resources damage, property damage, personal injury or penalty) arising out of, based on or resulting from (a) the presence, transport, disposal, discharge or release of any materials of Environmental Concern at any location, whether or not owned by the Company or its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or to protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases, or the presence of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern.

     "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

     "Financial Statements" means the balance sheet(s) and the related statements of income, stockholders' equity and cash flows, including the notes appended thereto, prepared on a statutory basis in accordance with SAP, with respect to AGL, and in accordance with GAAP with respect to the Company and each noninsurance Subsidiary, consistently applied as of the dates indicated therein; provided, however, unaudited financial statements need not include statements of cash flows or notes and will be subject to normal year-end adjustments.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, subject to, in the case of unaudited Interim Financial Statements, normal year-end adjustments and, in the case of all unaudited Financial Statements, the absence of footnote disclosure.

     "Guarantee" means The Guarantee Life Companies Inc., a company organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

     "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Insurance Policies" means all insurance policies and annuity contracts issued by AGL.

     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge of the Company" shall have the meaning set forth in Section
11.11 hereof.

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability related to any assumption reinsurance or the sale or purchase of any Assets or subsidiary.

     "License" means a license, certificate of authority, permit or other authorization to transact an activity or business issued or granted by a governmental entity.

     "Material Adverse Effect" means a material adverse effect on the business, operations, property or financial condition of the Company.

     "Materials of Environmental Concern" shall mean chemical, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products.

     "Merger Consideration" shall have the meaning set forth in Section 2.7(a) hereof.

     "NAIC" means the National Association of Insurance Commissioners.

     "Newco" means Guarantee Subsidiary, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

     "Paying Agent" means a financial institution mutually acceptable to the Company and Guarantee.

     "Paying Agent Agreement" shall have the meaning set forth in Section 2.11 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pennsylvania Commissioner" means the Commissioner of the Pennsylvania Insurance Department.

     "Pennsylvania Law" shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

     "Pension Benefit Plan" shall mean any plan as defined in Section 3(2) of ERISA.

     "Permitted Liens" shall mean, as to any Person, (i) all liens on Assets of such Person approved in writing by Guarantee, (ii) statutory liens arising out of operation of law with respect to a liability which is incurred in the ordinary course of business and can be paid without interest or penalty, (iii) such liens and other imperfections of title as do not materially detract from the value or impair the use of the Assets subject thereto or (iv) such liens on the Assets of such Person as may result on or after the Closing Date from any action or inaction by Guarantee or its Subsidiaries or such liens which otherwise become applicable to the Assets of Guarantee on or after the Closing Date.

     "Person" means any natural Person, corporation, firm, partnership, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Proceedings" shall mean audits, hearings, investigations and examinations (by whatever name or title) by governmental entities and actions, suits and claims (by whatever name or title) by any Person.

     "Purchase Price" means the amount to be paid by Newco to stockholders and stock option and warrant holders of the Company as consideration for the Merger in accordance with Section 2.7(a) of this Agreement.

     "Quarterly Statements" shall mean the quarterly Financial Statements of AGL prepared in accordance with SAP and filed pursuant to state insurance law.

     "SAP" shall mean accounting practices required or permitted by applicable insurance governmental entities applied on a consistent basis, subject to, in the case of unaudited Interim Financial Statements, normal year-end adjustments and, in the case of all unaudited Financial Statements, the absence of interrogatories or footnote disclosure to the extent so required or permitted.

     "SAP Statements" shall mean Financial Statements prepared in accordance with SAP.

     "Software" shall mean, whether used separately or as part of any other defined term, any program or algorithm, whether in source code or object code, and in whatever form or media stored, used in connection with the computer processing and storage of data.

     "Stock" means the shares of common stock, $.10 par value, and the Series B Convertible Preferred Shares and Series C Convertible Preferred Shares of the Company.

     "Subsidiaries" means the Subsidiaries listed on Schedule 3.1(b).

     "Surviving Corporation" means the Company after the Effective Time.

     "Tax" or "Taxes" means any and all taxes imposed by any United States federal, state or local taxing authority, or by any foreign taxing authority, including, without limitation, all income, gross receipts, sales, use, personal property, use and occupancy, business, occupation, mercantile, ad valorem, transfer, License, withholding, payroll, employment, excise, premium, real estate, environmental, capital stock, franchise, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties (including information reporting penalties) or other additions thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Welfare Benefit Plans" shall mean any plan defined in Section 3(1) of ERISA, any cafeteria plan under Section 125 of the Code, any dependent care assistance plan under Section 129 of the Code and any educational assistance plan under Section 127 of the Code.

     Section 1.2. INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

          (a) the singular includes the plural and vice versa;

          (b) reference to any Person includes such Person's successors and assigns;

          (c) reference to any gender includes the other gender;

          (d) reference to any agreement (including this Agreement and the Schedules and Exhibits), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

          (e) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or Schedule or Exhibit hereto;

          (f) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

          (g) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term; and

          (h) relative to the determination of any period of time, "from" means "from and including" and "to" means "to and including."

                                   ARTICLE II

                                   THE MERGER

     Section 2.1. THE MERGER. At the Effective Time (as defined in Section 2.4), pursuant to and in accordance with the Pennsylvania Law and this Agreement, Newco shall be merged with and into the Company. As a result of the Merger (i) the separate existence of Newco shall cease, and (ii) the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter referred to as the "Surviving Corporation."

     Section 2.2. EFFECT OF THE MERGER. The Surviving Corporation shall, at and after the Effective Time, possess all the rights, privileges and franchises possessed by each of Newco and the Company (collectively, the "Constituent Corporations") prior to the Effective Time and all the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due on whatever account to either of them, including, without limitation, premiums on existing policies, and other choses in action belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and invested in the Surviving Corporation without further act or deed; the Surviving Corporation shall be responsible for all the liabilities and obligations of each of the Constituent Corporations in accordance with the terms of this Agreement; but the rights of the creditors of each of the Constituent Corporations, or of any Persons dealing with such corporations, shall not be impaired by the Merger, and any claim existing or action or Proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in its place.

     Section 2.3. THE CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement will take place on a date (the "Closing Date") and at a location mutually agreed upon by the parties at 11:00 a.m. or at such other time and place as soon as reasonably practicable following the date hereof, but in no event shall the Closing Date be later than December 31, 1997, unless such date is extended by mutual agreement of the Company and Newco; provided, however, either the Company or Newco may extend the Closing Date pursuant to this Section 2.3 for one 30-day period, provided the extending party is not in breach or default under the terms of this Agreement and the conditions to the Closing set forth in Article VII have not been satisfied. At the Closing Date, (a) the Company will deliver to Guarantee and Newco the various agreements, certificates, instruments and documents to be delivered pursuant to
Section 7.3, (b) Guarantee and Newco will deliver to the Company the various agreements, certificates, instruments and documents to be delivered pursuant to
Section 7.2 and (c) the parties hereto shall cause the Articles of Merger to be delivered to the Pennsylvania Department of State for filing in accordance with the Pennsylvania Law.

     Section 2.4. THE EFFECTIVE TIME. The Merger shall be effective when the Agreement has been approved and the Articles of Merger have been filed in the office of the Pennsylvania Department of State, which will occur on the Closing Date, and such time is referred to herein as the "Effective Time."

     Section 2.5. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and the Bylaws of Newco, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Articles of Incorporation and Bylaws of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the laws of the Commonwealth of Pennsylvania.

     Section 2.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Guarantee, Newco, the Company or the holder of any of the following securities:

          (a) each share of Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 2.6(b) and shares subject to rights of appraisal as set forth in Section 2.12) shall be cancelled and extinguished and shall be converted into and become a right to receive from Newco the Merger Consideration (as defined in Section 2.7(a)) for each share of Stock in accordance with Section 2.9, and no other rights;

          (b) each share of Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be cancelled and retired, and no payment shall be made with respect thereto; and

          (c) each share of Newco's common stock, $.10 par value, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.10 par value, of the Surviving Corporation, and shall constitute all of the issued and outstanding capital stock of the Surviving Corporation immediately after the Effective Time.

     Section 2.7. MERGER CONSIDERATION. (a) The "Merger Consideration" for each holder of Stock, stock options or warrants of the Company is set forth on
Schedule 2.7(a) and totals $37,250,000 (the "Purchase Price").

     (b) The parties hereto agree that the Company will pay, prior to the Closing Date, all actual expenses and costs incident to the transactions contemplated by this Agreement, including, among other things, audit, legal (not in excess of $125,000 in legal expenses and costs), tax and advisory or investment banking fees incurred by the Company or include accruals for such expenses and costs.

     Section 2.8. CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to shares of Stock issued and outstanding prior to the Effective Time, and no further transfer of such shares shall thereafter be made on such transfer books. If, after the Effective Time, valid certificates previously representing any such shares are presented to the Surviving Corporation or the Paying Agent, such certificates shall be exchanged as provided in Section 2.9.

     Section 2.9. SURRENDER OF CERTIFICATES, STOCK OPTIONS AND WARRANTS AND PAYMENT OF MERGER CONSIDERATION. (a) The Paying Agent shall exchange the Merger Consideration for certificates which, immediately prior to the Effective Time, represented shares of Stock and stock options and warrants entitled to payment pursuant to Section 2.6(a).
After the Effective Time, upon the surrender by a holder of a certificate or the stock option or warrant, the Paying Agent shall pay to such holder its pro rata share of the Merger Consideration (less its pro rata share of the $1,000,000) (the "Initial Distribution"). Payment shall be in the form of certified checks or bank cashier's checks or wire transfers payable to the order of such holder. Upon surrender of a holder's certificate or the stock option or warrant, such certificate or the stock option or warrant shall forthwith be cancelled. In the event the Closing does not occur and this Agreement is terminated, the Paying Agent shall return any certificates or the stock option or warrant in its possession to its holder. Within five business days of the earlier of March 31, 1998 or five business days after the delivery of audited Financial Statements for the Company for the period ended December 31, 1997 together with a report from KPMG Peat Marwick LLP thereon, the Paying Agent will pay to each Person who received an Initial Distribution its pro rata share of the balance of the Purchase Price ($1,000,000 plus interest) less any amounts paid to or held for the account of Guarantee in satisfaction of any indemnification claims under
Article IX (the "Final Distribution") in accordance with the Paying Agent Agreement attached hereto as Exhibit A. Guarantee will deliver a copy of such audited Financial Statements for the Company to the Agents as defined in Section 2.9(d) as soon as practicable after receipt by Guarantee.

     (b) For purposes of this Section 2.9, the pro rata shares of the Merger Consideration for any holder shall be as set forth on Schedule 2.7(a).

     (c) Until surrendered and exchanged, each such certificate shall represent solely the right to receive the Merger Consideration into which the shares of Stock it theretofore represented shall have been converted pursuant to Section 2.6(a).

     (d) Each Person who accepts Merger Consideration (collectively, the "Sellers") shall be deemed to appoint William W. Dyer, Jr., Raymond R. Rafferty, Jr. and Robert M. Howe or any of them (and any replacement selected by the holders of a majority of the Stock), as the Sellers' agents (the "Agents"). The Agents are hereby authorized to receive on behalf of the Sellers all notices to be delivered pursuant to Section 4 of the Paying Agent Agreement. In addition, the Agents are hereby authorized to review all such notices and to dispute or object to any such claims as they determine in their sole discretion and to resolve, through negotiation or arbitration, all disputed claims. The Agents are hereby authorized to retain any professionals or experts they deem reasonably necessary to assist the Agents in the performance of their duties under the Paying Agent Agreement, and all reasonable fees and expenses of such Agents, or any third parties retained by the Agents in connection therewith, shall be paid out of the $1,000,000 Holdback Escrow (as the same is defined in the Paying Agent Agreement).

     Section 2.10. LETTER TO STOCKHOLDERS OF THE COMPANY. Provided the Merger is approved by stockholders of the Company at the stockholders' meeting to be convened pursuant to Section 2.13, the Company shall promptly thereafter mail to all stockholders and stock option and warrant holders a letter indicating that the Merger has been approved by stockholders of the Company and describing the timing and procedures for payment of the Merger Consideration.

     Section 2.11. FUNDING OF PAYING AGENT. (a) Guarantee shall cause Newco to transmit or deliver to the Paying Agent the Purchase Price pursuant to the terms of the Paying Agent

Agreement, substantially in the form of Exhibit A hereto (the "Paying Agent Agreement"). The Paying Agent shall hold such funds in trust in an account described in the Paying Agent Agreement.

     (b) Any portion of the funds held by the Paying Agent which has not been paid to holders of Stock, stock options or warrants pursuant to Section 2.9 within one year after the Effective Time (or such longer period as agreed between Guarantee and the Paying Agent) shall promptly be paid or returned to the Surviving Corporation, and, thereafter, holders of certificates, stock options or warrants who have not theretofore complied with Section 2.9 shall look solely to either the Surviving Corporation or Guarantee for payment of any Merger Consideration, without interest, to which they are entitled pursuant to this Agreement. Such holders shall have no greater rights against the Surviving Corporation or Guarantee than may be accorded to general creditors of the Surviving Corporation under applicable law.

     Section 2.12. DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, to the extent required by the Pennsylvania Law, shares of Stock held by any stockholder who validly asserts and perfects appraisal rights pursuant to (S)(S) 1571-1580 of the Pennsylvania Law ("Dissenting Stockholder") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.6(a), unless and until such Dissenting Stockholder shall have effectively withdrawn its demand for payment under (S) 1574 of the Pennsylvania Law. If such Dissenting Stockholder shall have effectively withdrawn its demand for payment, its shares shall thereupon be deemed to have been converted as of the Effective Time into only the right to receive, at the Effective Time, the Merger Consideration. From and after the Effective Time, no Dissenting Stockholder shall be entitled to vote his or its shares for any purpose or to receive payment of dividends or other distributions with respect to such shares. The Company shall immediately notify Guarantee and the Paying Agent in writing of each Dissenting Stockholder. Upon payment by the Surviving Corporation to a Dissenting Stockholder of the agreed or awarded price of its shares of Stock, such Dissenting Stockholder shall forthwith surrender his or its Stock Certificates to the Surviving Corporation.

     Section 2.13. ACTIONS OF DIRECTORS AND STOCKHOLDERS. (a) In accordance with the laws of the Commonwealth of Pennsylvania (including the Pennsylvania
Law) and the Company's Articles of Incorporation and Bylaws, the Company shall convene a meeting of its stockholders as soon as reasonably practicable after the date hereof but in no event later than November 30, 1997 to consider and, vote upon this Agreement and the Merger. In connection therewith, the Company shall mail to all holders of record of Stock entitled to vote at such meeting a letter which shall indicate that the Board of Directors of the Company has approved by a majority vote the Merger on the terms and subject to the conditions set forth in this Agreement.

     Certain Stockholders of the Company, by execution of Attachment A to this Agreement agree that they will vote to approve the Merger on the terms and subject to the conditions set forth in this Agreement at the stockholders' meeting to be convened pursuant to this Section 2.13. Execution of Attachment A is solely for the purpose of approving the Merger, and no other purpose and none of the parties shall assert or imply any other purpose.

     (b) In accordance with the laws of the Commonwealth of Pennsylvania and Newco's Articles of Incorporation and Bylaws, the Board of Directors of Newco and Guarantee as the sole stockholder of Newco have approved this Agreement and the Merger.

     (c) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all Assets, property, rights, privileges, powers and franchises of either or both of the Constituent Corporations, the senior officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take, and shall take, all such action.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents and warrants to Guarantee that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Nothing in a schedule attached to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). If and to the extent any information required to be furnished in any Section of any Schedule hereto is contained in another Section of such schedule or in any other Schedule hereto, such information will be deemed to be included in all Sections of each Schedule in which such information is required to be included, but only if and to the extent such disclosure appropriately refers to the other Section(s) or it is clearly apparent from the disclosure that it would apply to another schedule as well. All representations as to the Company shall be deemed to mean the Company and each of its Subsidiaries, both separately and together as a consolidated whole, unless the context otherwise requires, and any specific references to Subsidiaries are for emphasis and convenience only. The Company hereby represents and warrants to Guarantee as follows:

     Section 3.1.  ORGANIZATION AND QUALIFICATION.

          (a) Company. The Company is duly incorporated and remains a subsisting corporation under the laws of the Commonwealth of Pennsylvania and has all corporate power and authority necessary to own its Assets and to conduct its business as it is currently being conducted, or, assuming all actions contemplated by this Agreement to be taken by the Closing Date have been so taken, as it will be conducted as of the Closing Date. The Company is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction where, due to the character of its Assets owned or leased or the nature of its business, the failure to be so qualified and in good standing would materially and adversely affect the consummation or the validity of the transactions provided for in this Agreement. Schedule 3.1(a) sets forth for the Company the states in which it is qualified or authorized to do business as a foreign corporation.

          (b) Subsidiaries. Each Subsidiary of the Company is duly incorporated and if it is a Pennsylvania corporation, a subsisting corporation under the laws of the Commonwealth of Pennsylvania or if it is incorporated in other jurisdictions in good standing under the laws of their respective states of incorporation and each has all corporate power and authority necessary to own its Assets and to conduct its business as it is currently being conducted or, assuming all actions contemplated by this Agreement to be taken by the Closing Date have been so taken, as such business will be conducted as of the Closing Date. Each Subsidiary of the Company is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction where, due to the character of its Assets owned or leased or the nature of its business, the failure to be so qualified and in good standing would materially and adversely affect the consummation or the validity of the transactions provided for in this Agreement. Schedule 3.1(b) sets forth for each Subsidiary of the Company (i) the state of its incorporation and (ii) the states in which it is qualified or authorized to do business as a foreign corporation. The Company has no Subsidiaries except those identified in such schedule.

          (c) Licenses. The Company and each of its Subsidiaries have all Licenses that are necessary for the conduct of their respective businesses, as disclosed on Schedule 3.1(c) Part I, except where failure to have such Licenses would not have a Material Adverse Effect; such Licenses are in full force and effect and are sufficient for the ownership of their respective Assets and the conduct of such businesses; neither the Company nor any of its Subsidiaries has received any written notice from any Person that any violations are being or have been alleged in respect of any such License; and no Proceeding for the purpose of suspending, revoking, amending, restricting or limiting any such License is pending or, to the knowledge of the Company, threatened. Without limiting the generality of the foregoing, Schedule 3.1(c), Part II contains a list of all jurisdictions wherein AGL is authorized to conduct an insurance business and maintains a valid and effective insurance License, and lists the lines of insurance, by jurisdiction, for which AGL is permitted to act as a direct writer or as a reinsurer. The only states in which AGL does not maintain an insurance License are the states listed in Schedule 3.1(c),
     Part III. Except as disclosed in Schedule 3.1(c), Part IV, neither the Company nor any of its Subsidiaries has agreed with any governmental entity or other Person to the imposition of any limitation, condition or restriction on any of AGL's insurance Licenses other than those limitations, conditions or restrictions as are imposed by insurance law or as are set forth on the face of the relevant insurance License and to the Knowledge of the Company there has been no event or Proceeding during the last three years which could lead to the revocation, amendment, suspension, limitation, restriction or nonrenewal of any insurance License, whether or not such outcome is probable. Within the last three years, AGL has filed all Annual Statements, Quarterly Statements and other reports required by insurance laws except where failure to do so would not have a Material Adverse Effect. Schedule 3.1(c), Part V sets forth the most recent date of the last completed triennial financial examination of AGL, a copy of which report has been provided to Guarantee. Except as set forth in Schedule 3.1(c), Part VI, during the past 10 years, to the Knowledge of the Company, AGL has committed no violations of insurance law which could, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.1(c), Part VII, to the Knowledge of the Company there are no outstanding orders applicable to the Company or any of its Subsidiaries issued by any governmental entity (other than an order generally applicable to companies in the same business as the Company or such Subsidiaries) that restrict the Company's or such Subsidiaries' ability to pay dividends or regulate or establish levels of reserves or other financial ratios.

          (d) Articles of Incorporation, Bylaws and Minute Books. Schedule 3.1(d) contains a true and complete copy of the Articles of Incorporation and Bylaws of the Company and of AGL as in effect on the date hereof. Neither the Company nor AGL is in default under or in violation of any provision of its respective Articles of Incorporation or Bylaws. To the Knowledge of the Company, the minute books of each such corporation accurately reflect all material actions taken at all meetings and consents in lieu of meetings of the respective stockholders of the Company and of AGL and all actions taken at all meetings and consents in lieu of meetings of their respective Boards of Directors (and all committees thereof) since October 1992. The stock records of the Company and AGL are complete and accurate in all material respects.

     Section 3.2. CAPITALIZATION; TITLE TO STOCK. The capital stock of the Company, AGL and the other Subsidiaries is as set forth in Schedule 3.2, Part I. None of these entities has any shares of capital stock issued and outstanding except as set forth in such schedule. Except as set forth in Schedule 3.2, Part II, to the Knowledge of the Company all of the issued and outstanding shares of AGL and the other Subsidiaries have been validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company free and clear of all liens. To the Knowledge of the Company, all of the issued and outstanding shares of the Company have been validly issued, are fully paid and nonassessable and are owned of record by the Persons identified, along with their respective holdings, in Schedule 3.2, Part III. Except as set forth in Schedule 3.2, Part IV, the Company has no Knowledge of any outstanding subscriptions, options, warrants, calls, rights (including unsatisfied preemptive rights), convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, proxies, stockholders' agreements or other agreements, commitments or understandings of any character relating to the issued or unissued capital stock of the Company, AGL or the other Subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock, or otherwise obligating the Company, AGL or the other Subsidiaries to issue, transfer or sell any of such capital stock or such other securities. Except as set forth in Schedule 3.2, Part V, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, AGL or the other Subsidiaries.

     Section 3.3.  AUTHORIZATION AND EFFECT.

          (a) Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby subject to the approval of the Company's stockholders as set forth in Section 2.13. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Company's Board of Directors. No other corporate Proceedings on the part of the Company are necessary to authorize and consummate this Agreement or the transactions contemplated hereby or thereby subject to the approval of the Company's stockholders as set forth in Section 2.13.

          (b) Binding Obligation. This Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement is a legal, valid and binding obligation of Guarantee and Newco) constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity). Each other agreement to be executed and delivered by the Company pursuant to this Agreement at the Closing has been, or by the Closing Date will be, duly authorized by all necessary corporate action of the Company and, upon execution and delivery thereof by the Company (and assuming such agreement will at such time be a legal, valid and binding obligation of the other Persons who are parties thereto), will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and is subject to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

     Section 3.4. NO VIOLATION. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not (a) subject to approval of the Stockholders in accordance with Section 2.13, constitute a breach or violation of or default under the Articles of Incorporation or the Bylaws (or similar organizational documents) of the Company or any of its Subsidiaries; (b) except as set forth on Schedule 3.4(b), to the Knowledge of the Company (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or acceleration under, result in a modification of the effect of, or give rise to any right of termination or acceleration under, any of the terms, conditions or provisions of any contract to which the Company or any of its Subsidiaries is a party or to which they or any of their Assets may be subject, or (ii) result in the creation or imposition of any lien upon any of the Assets of the Company or of any such Subsidiaries; (c) except as set forth on Schedule 3.4(c), to the Knowledge of the Company constitute a breach or violation of or default under, or otherwise cause any impairment of, any insurance License or any other License of the Company or of any of its Subsidiaries; (d) except as set forth on Schedule 3.4(d), to the Knowledge of the Company violate any order applicable to, or binding upon, the Company or any of its Subsidiaries; or (e) except as set forth on Schedule 3.4(e), to the Knowledge of the Company violate any law applicable to the Company or any of its Subsidiaries.

     Section 3.5.  CONSENTS AND APPROVALS.  Except as set forth on Schedule 3.5,
Part I, no regulatory approval or other consent, approval, order or Authorization of, or registration, application, declaration or filing with (the required regulatory approvals plus such other acts or filings being referred to hereafter, collectively, as the "Consents or Filings"), any Person is required with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Schedule 3.5, Part II lists all material contracts relating, directly or indirectly, to AGL's or the Company's business to the Knowledge of the Company (i) that are between other Persons and the Company or one of its Subsidiaries; and (ii) that expressly or by implication require the consent of such other Persons in the event of a merger of the Company or AGL (collectively, the "Third Party Contracts"). The Company has no Knowledge of any reason why any required regulatory approvals would not be obtained solely as a result of any characteristic of the Company or any of its Subsidiaries.

     Section 3.6.  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) Company. The Company has previously delivered to Guarantee true and complete copies of the audited consolidated Financial Statements of the Company for each of the years ended December 31, 1994, 1995 and 1996 and the unaudited consolidated Financial Statements of the Company for the six months ended June 30, 1997. Such Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates or for the periods covered thereby, in conformity with GAAP.

          The Company is not required under any law to prepare Financial Statements or file such with any governmental entity, except as disclosed on Schedule 3.6.

          (b) AGL. The Company has previously delivered to Guarantee true and complete copies of the Annual Statements of AGL for each of the years ended December 31, 1994, 1995 and 1996 and the Quarterly Statements for the six months ended June 30, 1997. Each of the foregoing Annual Statements and Quarterly Statements was prepared in accordance with SAP, and each presents fairly in all material respects the financial condition, results of operations and cash flows of AGL as at the dates or for the periods covered thereby, in conformity with SAP.

          (c) Undisclosed Liabilities.  Except as set forth on Schedule 3.6(c),
     Part I, the Company has no liabilities of a nature requiring them to be disclosed in financial statements other than (i) liabilities fully reflected on the face of its December 31, 1996 audited consolidated GAAP Financial Statements and (ii) liabilities incurred since December 31, 1996 in the ordinary course of business without violation of this Agreement.

          (d) Subsidiaries' Liabilities. Except as set forth on Schedule 3.6(c), Part I, the Company's Subsidiaries have no liabilities of a nature requiring them to be disclosed in financial statements other than (i) in the case of AGL, liabilities fully reflected on the face of its 1996 Annual Statement, (ii) in the case of the Company's other Subsidiaries, liabilities fully reflected on the face of the 1996 audited consolidated Financial Statements of the Company, and (iii) liabilities incurred by them or any of them since December 31, 1996 in the ordinary course of business without violation of this Agreement.

     Section 3.7. RESERVES. The opinion of AGL's actuary dated December 31, 1996 has not been amended in any fashion and the Company has no Knowledge of any reason that it should be. Since such date:

          (a) AGL has made no changes in its reserving practices or in the actuarial assumptions on which such practices are based; and

          (b) there have been no material adverse changes required to be made to its reserves.

     Section 3.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Schedule 3.8, since December 31, 1996, the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practices, and since June 30, 1997 there has not occurred any event, change or development specific or unique to any of them which, individually or in the aggregate, has had a Material Adverse Effect.

     Section 3.9.  TAXES AND TAX RETURNS.

          (a) Filing of Tax Returns.  Except as set forth in Schedule 3.9(a),
     Part I (i) each of the Company and its Subsidiaries has properly completed and filed on a timely basis and in correct form in all material respects all Tax Returns required to be filed on or prior to the date hereof and
     (ii) as of the time of filing, each such Tax Return correctly reflected in all material respects the facts regarding the income, business, Assets, operations, activities, status or other matters of the Company and its Subsidiaries or any other information required to be shown thereon. In particular, none of the foregoing Tax Returns are subject to accuracy-related penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax Law). Except as set forth in
     Schedule 3.9(a), Part II, neither the Company nor any of its Subsidiaries has requested or been granted an extension of time within which to file any Tax Return which has not yet been filed.

          (b) Payment of Taxes. Except as set forth in Schedule 3.9(b), with respect to all taxes imposed upon the Company and its Subsidiaries, or for which the Company or its Subsidiaries are or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), for all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company or its Subsidiaries to taxing authorities or others on or before the date hereof have been timely paid.

          (c) Audit History. Except as set forth in Schedule 3.9(c), no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Returns filed or required to be filed by the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to any such Tax Returns have been given by or requested from the Company or any of its Subsidiaries. Schedule 3.9(c) also sets forth (i) the taxable years of the Company and its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired and (ii) with respect to such taxable years, sets forth those years for which examinations have been completed, those years for which examinations have not been initiated and those years for which required Tax Returns have not yet been filed. Except to the extent shown on such schedule, all deficiencies asserted or assessments made as a result of any examinations
     (i) have been fully paid or (ii) are being contested and are fully reflected as a liability on the face of the Financial Statements of the Company or its Subsidiaries.

          (d) Parachute Payment. Neither the Company nor its Subsidiaries are parties to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (e) Permanent Establishment. Neither the Company nor its Subsidiaries have or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country.

          (f) Existing Partnerships. Except as set forth in Schedule 3.9(f), neither the Company nor any of its Subsidiaries are parties to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (g) Unpaid Tax. The unpaid taxes of the Company and its Subsidiaries as of the dates of their respective most recent Financial Statements provided to the Buyer do not exceed the reserves for Tax liability (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) set forth or included in such financial statements.

          (h) Policies in Compliance With the Code. To the Knowledge of the Company, all Insurance Policies issued by AGL are and have been, at all times since their issuance, in full compliance with Code Section 7702 and 7702A, to the extent they are or were required to be in compliance therewith, and contain all required or appropriate policy provisions and endorsements necessary to qualify as life Insurance Policies under the Code.

          (i) Policyholders' Surplus Account. No Subsidiary maintains an account described in Section 815(d) of the Code.

     Section 3.10.  PROCEEDINGS.  (a) Except as set forth in Schedule 3.10(a),
Part I, and except for routine contractual claims for amounts payable in accordance with the terms of, and within the policy limits of, an Insurance Policy in the ordinary course of business, there are no Proceedings pending or, to the Knowledge of the Company, any Proceedings threatened against the Company or any of its Subsidiaries or any of the current or former directors, officers, employees or agents of the foregoing (in their capacities as such), nor, except as set forth in Schedule 3.10, Part II, is the Company or any of its Subsidiaries or any of the current or former directors, officers, employees or agents of the Company or any of its Subsidiaries (in their capacities as such) subject to any order except orders that are generally applicable to insurers authorized to write life insurance. Except as set forth separately in Schedule 3.10(a), Part III, and except for Proceedings that are generally applicable to insurers authorized to write life insurance, there is no Proceeding pending or, to the Knowledge of the Company, any Proceeding threatened against the Company or any of its Subsidiaries, or any of the current or former directors, officers, Employees or agents of the foregoing (in their capacities as such), which involves (i) claims of bad faith, claims of fraud or claims involving other alleged tortious conduct by any such Person (ii) claims seeking punitive or multiple damage awards against any such Person or claims relating to market conduct matters.

     (b) Except as set forth in Schedule 3.10(b), to the Knowledge of the Company, none of the Proceedings set forth in Schedule 3.10(a), if adversely determined, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

     Section 3.11. COMPLIANCE WITH LAW. (a) Except as set forth in Schedule 3.11(a), Part I, since December 31, 1992, the operations of the Company and its Subsidiaries have been conducted in compliance in all material respects with all laws applicable to their respective businesses. None of the violations described in Schedule 3.11(a), Part I, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     Without limiting the generality of the foregoing, except as set forth on
Schedule 3.11(a), Part II, since December 31, 1992 each of the Company and its Subsidiaries has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions which were required by any law to be filed by it except where the failure to file would not have a Material Adverse Effect and all such filings complied in all material respects with all such laws when filed. The Company has delivered to, or will deliver to, Guarantee all reports reflecting the results of examinations of the affairs of AGL issued prior to Closing by insurance governmental entities for any period ending on a date on or after December 31, 1992 and prior to the Closing Date, and all deficiencies or violations in such reports for any prior period will be resolved prior to Closing. Except as set forth in Schedule 3.11(a), Part III, all outstanding Insurance Policies issued or assumed by AGL are, to the extent required by applicable law, on forms and at rates approved by the insurance governmental entities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objections.

     (b) Except as set forth in Schedule 3.11(b) and except for orders or communications that are generally applicable to insurers authorized to write life or health insurance or variable annuities or variable life insurance in the jurisdiction to which such orders or communications apply, AGL is not a party to any contract with or other undertaking to, nor is it subject to any order by, or a recipient of any supervisory letter or other oral or written communication of any kind from, any governmental entity, which contract, order or communication:

          (i) adversely affects the conduct of its business, including, without limitation, its reserve adequacy, its investment, sales or trade practices and policies, its underwriting and pricing practices and policies or its management; or

          (ii) may reasonably be expected to have an adverse effect on AGL;
     nor has AGL been advised by any governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, contract or other communication.

     Section 3.12. EMPLOYMENT MATTERS. (a) AGL currently has 39 employees, the Company currently has no employees and the Subsidiaries of the Company currently have five employees, in each instance none of whom is covered by any union contract. To the Knowledge of the Company, none of the foregoing employees is currently planning or being solicited to form or join a union.

     (b) The Company's employees and AGL's insurance agents and employees have all Licenses, appointments, contracts, permits, authorizations, exemptions and approvals (collectively, "Authorizations") needed in order to perform those functions that they perform in all states or other jurisdictions in which such functions are or have been performed, except where failure to obtain such Authorization would not have a Material Adverse Effect, all of which Authorizations are listed and described in Schedule 3.12. To the Knowledge of the Company, none of such insurance agents or employees are, or have been during the past five years, in violation of any law or order relating to their conduct as insurance agents or brokers.

All such Authorizations are valid and in full force and effect, and no Proceeding with respect to the revocation, suspension, limitation, nonrenewal, reduction or qualification of any Authorization is pending or to the Knowledge of the Company threatened nor to the Knowledge of the Company are there grounds for any such or any similar action being taken.

     Section 3.13. 401(K) PLAN. (a) The Company and AGL currently maintains a plan subject to the provisions of Section 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan is the only Pension Benefit Plan intended to be qualified under Section 401(a) or 403(a) of the Code maintained within the last seven years by the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries have or may have a liability. The 401(k) Plan has complied in all material respects, since its initial effective date, with the applicable provisions of the Code and ERISA; any trust adopted in connection therewith has been exempt, since its initial effective date, from federal income Taxes pursuant to Section 501(a) of the Code; and all contributions ever made to the 401(k) Plan have been deductible pursuant to Section 404 of the Code. One or more favorable determination letters have been issued by the IRS with respect to the 401(k) Plan for compliance with the Code from the 401(k) Plan's initial effective date. There are no facts, circumstances, actions or failures to act that would adversely affect the 401(k) Plan's compliance with the Code and ERISA or any prior determination by the IRS or would preclude the issuance of a favorable determination by the IRS.

     (b) The Company or its Subsidiaries have heretofore delivered to Guarantee with respect to the 401(k) Plan true and correct copies of the following:

          (i) the 401(k) Plan, including all amendments thereto;

          (ii) each trust agreement and Insurance Policy pertaining to the investment of the Assets of the 401(k) Plan or the payment of benefits thereunder, including all amendments thereto;

          (iii) each resolution by the Company's and its Subsidiaries' respective Board of Directors adopting the most recent restatement of the 401(k) Plan and any amendments thereto;

          (iv) the most recent determination letter issued by the IRS with respect to the 401(k) Plan;

          (v) IRS Forms 5500, including applicable schedules thereto, filed with respect to the 401(k) Plan for each of the three most recent plan years;

          (vi) copies of all correspondence, if any, with the IRS or the DOL regarding the 401(k) Plan; and

          (vii) a copy of each fiduciary liability insurance policy and each fidelity bond covering any fiduciary with respect to the 401(k) Plan.

     (c) The Company, its Subsidiaries and each fiduciary of the 401(k) Plan, as defined in Section 3(21) of ERISA, have performed all obligations required to be performed by it or them under the 401(k) Plan and neither the Company nor the Subsidiaries have any Knowledge of any default or violation under the terms of the 401(k) Plan, ERISA or the Code by any Person with respect to the 401(k) Plan.

     (d) Since the initial effective date of the 401(k) Plan, there has not been with respect to the 401(k) Plan (i) any "prohibited transaction" as defined in
Section 406 of ERISA and Section 4975 of the Code, (ii) any amendments which decrease any accrued benefits, eliminate or reduce any early retirement benefit or retirement-type subsidy, or eliminate any optional form of benefit, in violation of Section 411(d)(6) of the Code or
Section 204(g) of ERISA or (iii) any other event or condition with respect to the 401(k) Plan.

     (e) All contributions required to have been made under the 401(k) Plan have been duly made.

     (f) The 401(k) Plan has operated since its inception substantially in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

     (g) Except as set forth in Schedule 3.13(g), the 401(k) Plan is not liable for any Taxes.

     (h) The 401(k) Plan is not currently under investigation, audit or review by the IRS or the DOL and the Company has no Knowledge that any such Proceeding is contemplated or under consideration.

     (i) There are no Proceedings pending or to the Knowledge of the Company threatened with respect to the 401(k) Plan and the Company has no Knowledge of any facts that could give rise to Proceedings against the 401(k) Plan, any fiduciary with respect to the 401(k) Plan, as defined in Section 3(21) of ERISA, or against the Company or any of its Subsidiaries with respect to the 401(k) Plan.

     (j) Neither the Company nor any of its Subsidiaries have at any time maintained, participated in or contributed to a "multi-employer plan," as defined in Section 3(37) of ERISA, with respect to any of its employees.

     Section 3.14. WELFARE BENEFIT PLANS. (a) Each of the Welfare Benefit Plans maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries make contributions with respect to their own employees or agents either pays benefits as needed solely from the general Assets of the Company or its Subsidiaries or provides benefits exclusively through insurance contracts as defined in DOL Regulation 2520.104-20(b). Each of the Welfare Benefit Plans has substantially complied since its initial effective date with the applicable provisions of the
Code and ERISA.   All contributions ever made to the Welfare Benefit Plans have been deductible by the Company or its Subsidiaries for federal income Tax purposes.

     (b) Neither the Company nor any of its Subsidiaries have at any time within the last seven years maintained, participated in or contributed to a "multiple employer welfare arrangement," as defined in Section 3(40) of ERISA, with respect to any of their respective employees or agents and neither the Company nor any of its Subsidiaries have or may have a Liability with respect to any multiple employer welfare arrangement.

     (c) The Company, each of its Subsidiaries and each fiduciary of any Welfare Benefit Plan, as defined in Section 3(21) of ERISA, have performed all obligations required to be performed under each Welfare Benefit Plan in accordance with its terms and in compliance with the applicable requirements of ERISA and the Code, and there are no defaults or violations under the terms of the Welfare Benefit Plans, ERISA or the Code by any Person with respect to any Welfare Benefit Plan.

     (d) All contributions required to have been made under each of the Welfare Benefit Plans have been duly made.

     (e) Except as set forth in Schedule 3.14(e), each Welfare Benefit Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

     (f) No Welfare Benefit Plan is liable for any Taxes.

     (g) Since July 1, 1987, the Company and its Subsidiaries have complied in all respects with the group health plan continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986 as set forth in Sections 601 through 608 of ERISA and Section 4980B of the Code and neither the Company nor its Subsidiaries are or could be liable for an excise Tax under
Section 4980B of the Code.

     (h) No Welfare Benefit Plan is currently under investigation, audit or review by the IRS or the DOL and the Company has no Knowledge that any such action is contemplated or under consideration.

     (i) There are no Proceedings pending or to the Knowledge of the Company threatened with respect to any Welfare Benefit Plan and there are no facts that could give rise to any Proceedings against any Welfare Benefit Plan, any fiduciary with respect to any Welfare Benefit Plan or against any of the Company or its Subsidiaries with respect to any Welfare Benefit Plan.

     (j) Except as set forth in Schedule 3.14(j), neither the Company nor its Subsidiaries maintain, nor have any of them ever maintained, a Welfare Benefit Plan that provides benefits to current or former employees or agents of any of them beyond their termination of employment.

     (k) Neither the Company nor its Subsidiaries maintain, nor have any of them ever maintained, a Welfare Benefit Plan or any custom or policy that provides severance benefits to former employees or agents of any of them on account of their termination of employment.

     Section 3.15. EMPLOYEE BENEFIT PLANS. Set forth in Schedule 3.15 is a complete list of the Employee Benefit Plans currently in effect, other than the 401(k) Plan and the Welfare Benefit Plans. With respect to said Employee Benefit Plans:

          (a) The Company and its Subsidiaries have heretofore delivered to Guarantee true and correct copies of each of said Employee Benefit Plans.

          (b) Each of the Company and its Subsidiaries has performed all obligations required to be performed by it under said Employee Benefit Plans and is not in default under said Employee Benefit Plans, and there is no default or violation by any other Person with respect to any of said Employee Benefit Plans.

          (c) All contributions required to have been made under each of said Employee Benefit Plans have been duly made.

          (d) None of said Employee Benefit Plans is currently under investigation, audit or review by the IRS or the DOL and the Company has no Knowledge that any such Proceeding is contemplated or under consideration.

          (e) There are no Proceedings pending or to the Knowledge of the Company threatened with respect to any of said Employee Benefit Plans and there are no facts that could give rise to any Proceedings against any of said Employee Benefit Plans or against the Company or any of its Subsidiaries with respect to any of said Employee Benefit Plans.

          (f) Each of said Employee Benefit Plans has operated since its inception substantially in accordance with all applicable laws.

          (g) Except as set forth in Schedule 3.15(g), neither the execution of this Agreement or of any of the related documents nor the consummation of the transactions contemplated hereby or thereby will:

               (i) entitle any Person to severance pay or other compensation, other than compensation for future services;

               (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any Person;

               (iii)  constitute or result in a prohibited transaction under
          Section 4975 of the Code or Section 406 or 407 of ERISA;

               (iv) constitute a "deemed severance" or "deemed termination" under any contract or under any law; or

               (v) cause any amounts payable under any Employee Benefit Plan or employment contract to be nondeductible for federal income Tax purposes by reason of Code Section 280G.

     Section 3.16. ASSETS. (a) The Company and its Subsidiaries have, or will have as of the Closing Date, good title to all of their respective Assets that are disclosed or otherwise reflected in their Financial Statements as of December 31, 1996 or incurred in the ordinary course thereafter, but prior to the Closing Date, and except as set forth in Schedule 3.16(a), and, except for those assets used or sold in the ordinary course, all such Assets are owned, or will be owned by the Closing Date, by the Company or its Subsidiaries free and clear of all liens, other than Permitted Liens.

     (b) Except as set forth in Schedule 3.16(b), the bonds, notes, debentures and other evidences of indebtedness that constitute investment Assets and which are disclosed or otherwise reflected in AGL's 1996 Annual Statement are, and the bond, notes, debentures and other evidences of indebtedness that constitute investment Assets are, and those that will constitute investment Assets as of the Closing Date will be, to the Knowledge of the Company, collectible in accordance with the terms of the investment Assets and the documents relating thereto.

     (c) Neither the Company nor any of its Subsidiaries own any real property.

     (d)(i) Each of the Company and its Subsidiaries has, or as of the Closing Date will have, free and clear of all liens on their respective leasehold estates, other than Permitted Liens, a valid leasehold interest in each of their respective properties referenced in Schedule 3.16(d)(i), which property constitutes the only real property used in the conduct of their respective businesses in each case as such is presently conducted.

     (ii) In the aggregate, all such leasehold estates are suitable for current uses and are not in need of material repairs.

     (iii) Except as set forth on Schedule 3.16(d)(iii), by the Closing Date all of the following will be true: each of the Company and its Subsidiaries will hold good and indefeasible title to, or have a valid leasehold interest in or a valid right to use, all personal property that is material to the conduct of their respective businesses, free and clear of all liens other than Permitted Liens, and, in the aggregate, all such personal property will be suitable and adequate for its current uses and will be in condition sufficient for the conduct of the Company's and Subsidiary's businesses.

     (iv) The Company and its Subsidiaries have, or will have by the Closing Date, the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other liens, other than Permitted Liens and other than contractual agreements with respect to licensing and maintenance fees, all Intellectual Property that is material to the conduct of their respective businesses and, except as set forth in Schedule 3.16(d)(iv), neither the Company nor any of its Subsidiaries is in conflict with or violation or infringement of, nor is there any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property.

     Section 3.17. OPERATIONS INSURANCE. Schedule 3.17 contains a true and complete list of all liability, property, worker's compensation, directors' and officers' liability and other Insurance Policies that currently insure the Company's and its Subsidiaries' businesses or Assets and their officers, directors, employees or agents, or affect or relate to the ownership, use or operations of the Company's or its Subsidiaries' Assets or to their leasehold interests that have been issued to any of them (including, without limitation, the names of the insurers, the expiration dates thereof and any deductible amounts in respect thereof) and a description of all claims thereunder relating to the Company, its Subsidiaries or their directors, officers, employees or agents. All such insurance is in full force and effect on the date of this Agreement. Except as set forth in Schedule 3.17, insurance with comparable coverages was maintained by the Company during the five years preceding the date hereof. To the Knowledge of the Company, all notices of reportable incidents with respect to any of the foregoing insurance which incidents have occurred since December 31, 1991 have been given in writing to the appropriate carriers except where failure to give such notice would not prevent recovery under such insurance.

     Section 3.18. BROKERAGE FEES. Except as set forth in Schedule 3.18, neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors, employees, agents or representatives has employed any broker, finder or agent, or entered into any contract with any Person to pay a brokerage fee, commission or allowance on account of or with respect to this Agreement or the transactions contemplated hereby or thereby.

     Section 3.19. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 3.19(a), Part I, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and, except as set forth in said Schedule, no Company Operating Facility (including, to the Knowledge of the Company, all owners or operators thereof insofar as such property is concerned) is in violation of any applicable Environmental Laws. Except as set forth in Schedule 3.19(a), Part II, neither the Company nor any of its Subsidiaries have received any communication (written or oral) that alleges that any of them or any Company Operating Facility (including, with respect to any Company Operating Facility, any owner or operator thereof insofar as such property is concerned) is not in such compliance, and there are no circumstances that may prevent or interfere with such compliance in the future. All Licenses held by the Company or any of its Subsidiaries pursuant to Environmental Laws are identified in Schedule 3.19(a), Part III.

     (b) Except as set forth in Schedule 3.19(b), there is no Environmental Claim pending against the Company or any of its Subsidiaries or any Company Operating Facility or, to the Knowledge of the Company, threatened against the Company or any Company Operating

Facility, or threatened or pending against any Person whose liability for any Environmental Claims the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

     (c) Except as set forth in Schedule 3.19(c), to the Knowledge of the Company there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, disposal or presence of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company, any of its Subsidiaries, any Company Operating Facility or any Person whose Liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (d) Without in any way limiting the generality of the foregoing, to the Knowledge of the Company there:

          (i) are no underground storage tanks currently or formerly being located on property currently owned or leased by the Company or any of its Subsidiaries;

          (ii) is no asbestos contained in or forming part of any building or structure owned or leased by the Company or any of its Subsidiaries; and

          (iii) are no polychlorinated biphenyls ("PCBs") which are used or stored at any property currently owned or leased by the Company or any of its Subsidiaries.

     Section 3.20. CONTRACTS. Schedule 3.20 contains a true and complete list of all of the following contracts (true and complete copies of all such written contracts will be made available to Guarantee upon request, and a written summary of all material terms of such oral contracts will be made available to Guarantee upon request) in force or operative in any respect to which the Company or any of its Subsidiaries is a party or by which any Assets of the Company or any of its Subsidiaries are or may be bound, as such contracts may have been amended:

          (a) all employment, agency (other than contracts for retention of a Person as an insurance agent), brokerage, consultation, retirement (other than pursuant to the existing provisions of any Benefit Plan in full force and effect on the date of this Agreement), representation or other contracts with present or former employees, agents or consultants (including, without limitation, loans or advances to any Person) with any Person which may not be terminated on notice of 60 days or less without penalty or premium), and the name, position and rate or terms of compensation of each such Person and the expiration date of each such contract, as well as a true and accurate summary of all leave, layoff, compensation or severance practices, procedures and policies of the Company and AGL;

          (b) all severance contracts with any Person and the name and position of each such Person and the payment terms of each such contract;

          (c) all consultation or other contracts with (including, without limitation, loans or advances to) any former director or officer of the Company or any of its Subsidiaries all such contracts, regardless of aggregate payments thereunder, with all current directors or officers of such Person:

               (i) of which any such director or officer is a director or officer; or

               (ii) in which any such director or officer has a direct or indirect beneficial ownership interest

     (other than, with respect to clause (ii), a publicly traded company in which such director or officer beneficially owns 5% or less of any class of the outstanding voting securities);

          (d) all contracts with any Person, including, without limitation, any governmental entity, containing any provision or covenant:

               (i) limiting the ability of the Company or its Subsidiaries to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person; or

               (ii) limiting the ability of any Person to compete with the Company or its Subsidiaries;

          (e) all partnership, joint venture or profit-sharing contracts with any Person;

          (f) all contracts relating to the borrowing of money from Persons not affiliated with the Company or its Subsidiaries; or the direct or indirect guarantee of any obligation of any Persons for, or contract to service the repayment by any Person of, borrowed money or other financial obligation of any Person (other than indebtedness in respect of investment Assets); or any other liability in respect of indebtedness for borrowed money or other financial obligation of any Person (other than indebtedness in respect of investment Assets), including, without limitation, any contract relating to or containing provisions with respect to:

               (i)  any lines of credit;

               (ii) the payment for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered; or

               (iii) any obligation to satisfy any financial obligation or covenants, including, without limitation, take-or-pay, keep-well, make-whole or maintenance of working capital, capital or earnings levels or financial ratios or to satisfy similar requirements;

          (g) all contracts (other than Insurance Policies issued by AGL or reinsurance contracts) with any Person containing any provision or covenant relating to the indemnification or holding harmless by the Company or any of its Subsidiaries of any Person;

          (h) all leases, subleases or rental or use contracts providing for annual rental payments to be paid by or on behalf of the Company or any of its Subsidiaries individually in excess of $5,000 in any one year;

          (i) all contracts relating to the future disposition (including, without limitation, restrictions on transfer or rights of first refusal) or acquisition of any investment Assets or of any interest in any business enterprise, and all contracts requiring the Company or any of its Subsidiaries to purchase or dispose of any investment Assets, other than in the case of each of the foregoing:

               (i) notes or other debt securities having a maturity date of 90 days or less from the date of purchase; or

               (ii) the disposition or acquisition of any notes or debt securities in the ordinary course of business;

          (j) all investment advisory contracts with any investment company registered under the Investment Company Act of 1940 or with any investment advisory client;

          (k) all reinsurance, retrocession, coinsurance or other similar contracts, including, with respect to each such contract, the ceding and assuming Person, the business reinsured or retroceded and the amount of liability reinsured;

          (l) any contracts of the Company with any of its Subsidiaries or with its or any of its Subsidiaries' officers, directors, employees or insurance agents (other than, in the case of insurance agents, AGL's routine contracts for insurance agents or brokers); and

          (m) all other contracts (other than (x) Insurance Policies and (y) employment, agency, brokerage, consultation, retirement or representation contracts that are otherwise required to be set forth in Schedule 3.20) that individually involve payments by or on behalf of the Company or any of its Subsidiaries in excess of $5,000 in any one year.

     Each of the contracts listed in Schedule 3.20 is in full force and effect and (assuming each such contract is a valid and binding obligation of the other parties thereto) constitutes, or will by the Closing Date constitute, a valid and binding obligation of the Company or its Subsidiaries to the extent that they are or will be parties thereto, and, to the Knowledge of the Company, of each other Person that is a party thereto in accordance with its terms, and neither the Company nor any of its Subsidiaries is, and to the Knowledge of the Company no other party to any such contract is, in material violation, breach or default of any such contract or with notice or lapse of time or both would be in material violation, breach or default of any such contract. Except as set forth in Schedule 3.20(n), neither the Company nor its Subsidiaries is a party to or bound by any contract material to its respective business that was not entered into in the ordinary course of business. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar labor contract and the Company has no Knowledge of any threatened unionization.

     Section 3.21.  INSURANCE ISSUED BY AGL.  (a) Except as set forth in
Schedule 3.21(a), all benefits payable by AGL under Insurance Policies have been paid (or adequate provision for payment thereof has been made) in accordance with the terms of the contracts under which they arose.

     (b) Except as set forth in Schedule 3.21(b), Part I, since December 31, 1991, to the Knowledge of the Company all outstanding Insurance Policies of AGL were issued in conformity with AGL's underwriting standards and ratings then in effect and, with respect to such contracts reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar contracts.

     (c) Except as set forth in Schedule 3.21(c):

               (i) all amounts recoverable under reinsurance, coinsurance or other similar contracts (including, without limitation, amounts based on paid and unpaid damages and claims) relating to AGL are fully collectible;

               (ii) since December 31, 1991, to the Knowledge of the Company each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for AGL, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business; and

               (iii) since December 31, 1991, to the Knowledge of the Company no such insurance agent or broker has, in the conduct of such Person's activities for AGL, violated (or has taken any action which, with notice or lapse of time or both, would have violated) in any material respect any law.

     Section 3.22. THREAT OF CANCELLATION. Except as set forth in Schedule 3.22, since December 31, 1991, no policyholder, group of policyholders or Persons writing, selling or producing insurance Business which in the aggregate accounted for 5% or more of the net premium income of AGL has or have terminated or substantially reduced, or, to the Knowledge of the Company, threatened to terminate or substantially reduce, its or their relationship with AGL.

     Section 3.23. ACCOUNTING PRACTICES. Except as described in audited Financial Statements, or as required under applicable accounting rules, since December 31, 1991, neither the Company nor any of its Subsidiaries has made any material changes in its Tax, SAP or GAAP accounting methods, practices or policies, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it.

     Section 3.24. STATE INSOLVENCY FUNDS. Except as set forth on Schedule 3.24, the Company has received no notice of any assessment against the Company by any State guaranty or insolvency fund which remains unpaid as of the date hereof.

     Section 3.25. PERSONS ENTITLED TO MERGER CONSIDERATION. Schedule 2.7(a) sets forth all

Persons entitled to receive the Merger Consideration and their pro rata share of the Merger Consideration.

                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF GUARANTEE

     Guarantee represents and warrants to the Company as follows:

     Section 4.1. ORGANIZATION. Guarantee is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease, and operate Guarantee's properties and to carry on Guarantee's business as it is now being conducted.

     Section 4.2. AUTHORIZATION OF AGREEMENT. Guarantee has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Guarantee, and no other corporate Proceedings on the part of Guarantee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Guarantee, and constitutes a valid and binding agreement by, and obligation of, Guarantee, enforceable against Guarantee in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or at law).

     Section 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS. There is no requirement applicable to Guarantee to make any filing with, or obtain any permit, Authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Guarantee of the transactions contemplated by this Agreement other than as set forth in Schedule
4.3 attached hereto. The execution and delivery of this Agreement by Guarantee will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or other similar charter documents) of Guarantee or violate any law or regulation applicable to Guarantee; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Guarantee or any of its Affiliates is a party or by which any of their respective Assets may be bound, except for such defaults (or rights to termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (c) violate an order, writ, injunction or decree applicable to Guarantee, any of its Affiliates or to any of their respective Assets.

     Section 4.4. PURCHASE PRICE FUNDING. Guarantee will fund the Purchase Price from working capital and/or borrowing under its existing revolving line of credit, and no additional financing is required to fund the Purchase Price.

     Section 4.5. COMMISSIONS. Guarantee represents and warrants to the Company that, other than Philo Smith & Co., Inc., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by Guarantee and Newco and further that Guarantee, alone, shall be responsible for the payment of any amounts which may be owed to Philo Smith & Co., Inc. in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco represents and warrants to the Company as follows:

     Section 5.1. ORGANIZATION. Newco is a company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the power and authority to own, lease, and operate Newco's properties and to carry on Newco's business as it is now being conducted.

     Section 5.2. AUTHORIZATION OF AGREEMENT. Newco has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The Board of Directors of Newco has, by majority vote and by resolutions duly adopted, approved this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Newco and no other corporate Proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Newco, and constitutes a valid and binding agreement by, and obligation of, Newco, enforceable against Newco in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or at law).

     Section 5.3. CONSENTS AND APPROVALS; NO VIOLATIONS. There is no requirement applicable to Newco to make any filing with, or obtain any permit, Authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Newco of the transactions contemplated by this Agreement other than as set forth in Schedule 5.3 attached hereto. The execution and delivery of this Agreement by Newco will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or other similar charter documents) of Newco or violate any law or regulation applicable to Newco; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Newco or any of its Affiliates is a party or by which any of their respective Assets may be bound, except for such defaults (or rights to termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or
(c) violate an order, writ, injunction or decree applicable to Newco, any of its Affiliates or to any of their respective Assets.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     Section 6.1. EXPENSES. Unless specifically provided to the contrary herein, each party to this Agreement will be responsible for any costs and expenses incurred by such party in connection with this Agreement or in furthering the transactions contemplated hereby.

     Section 6.2. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party to this Agreement will use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and to make effective the transactions contemplated by this Agreement. From time to time prior to the Closing Date, without further consideration, Guarantee and Newco will, at their own expense, provide such information (financial or other) to the Company as shall be necessary for the Company to obtain all consents required hereunder and will execute and deliver such documents to the Company as it may reasonably request in order more effectively to consummate the transactions contemplated by this Agreement. Moreover, prior to the Closing Date, the Company will use its commercially reasonable efforts to introduce Guarantee insurance products which are mutually acceptable to the Company and Guarantee to AGL's distribution system and to cooperate with Guarantee to develop budgets and business plans for 1998.

     Section 6.3. CONSENTS. On or prior to Closing, the Company shall use its commercially reasonable efforts to obtain the consents required in the contracts set forth in Schedule 3.5 Part II. On or prior to the Closing Date, the Company, Guarantee and Newco shall use their commercially reasonable efforts to satisfy the provisions of Section 7.1(b) hereof. The Company, Guarantee and Newco shall work closely with each other, and each shall cooperate fully with each other to obtain any necessary consents and to satisfy such provisions. The Company, Guarantee and Newco shall keep each other fully informed as to the status of their progress and when any necessary consents are received or denied.

     Section 6.4. ANNOUNCEMENTS OR COMMUNICATIONS. The Company, Newco and Guarantee acknowledge the damaging effects which could result from any premature disclosure concerning the transactions contemplated by this Agreement. Accordingly, unless a public disclosure or filing or communication with policyholders or shareholders of the Company,

Newco or Guarantee is mandated by law or regulation, neither the Company (including its employees and agents), Newco nor Guarantee will make any public disclosure or statements or issue press releases or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby except in a form and at a time which has been mutually agreed to among them. To the extent that any disclosure or filing or communication with policyholders of the Company or others shall be mandated by law or regulation, it shall first be submitted to, reviewed and approved to the extent practicable by all parties, which approval shall not be unreasonably withheld.

     Section 6.5. ACCESS. At all times prior to the Closing Date, the Company will, upon commercially reasonable notice, cause the Company to permit Guarantee and Newco, their officers and employees, and their respective agents commercially reasonable access during normal working hours to the Company's business, properties, Assets, books, records and personnel. In connection with the foregoing, the Company shall deliver or make available to Guarantee true and correct copies of all Tax Returns of the Company that were required to be filed by or with respect to the Company for all taxable years which remain subject to assessment and deficiency and the accountants' tax provision workpapers (involving both current and deferred income tax) and any other accountants' workpapers dealing with the composition of any general loss or contingency reserve accounts and such other information relating to Tax matters in the possession of the Company as Guarantee may reasonably request (including elections, consents, revenue agent's reports, protests, closing agreements and ruling requests). The Company shall also direct its independent accountants to make available for Guarantee's inspection, or deliver copies to Guarantee, any such tax information, workpapers and reports in the possession of such accountants.

     Section 6.6. CONDUCT OF THE COMPANY'S BUSINESS. (a) Except as contemplated by this Agreement, from the date hereof until the Closing Date, the Company and its Subsidiaries shall:

          (i) continue to conduct its businesses and operations in the ordinary and usual course;

          (ii) continue to exercise the same degree of care that the Company has previously exercised with respect to its business and, in any case, not less than the degree of care which is standard in the industry with respect to its business;

          (iii) use its commercially reasonable efforts to maintain its relationships with its reinsurers, agents, policyholders, providers of specialty insurance products to its agents and other parties with whom it has business relationships; and

          (iv) cooperate with Guarantee to facilitate a smooth transition of ownership of the Company, including consulting with Guarantee as to the advisability of retaining certain employees necessary to the continued operations of the Company and using its best commercially reasonable efforts to enter into severance agreements acceptable to the Company and Guarantee with those officers, employees or agents whose services Guarantee determines will not be required either immediately after Closing or shortly thereafter.

     (b) From the date hereof until the Closing Date, the Company shall not (except as is contemplated or permitted by this Agreement or with the written approval of Guarantee, which approval shall not be unreasonably withheld):

          (i) sell, pledge, dispose of, lease or encumber any material Assets (including, without limitation, any indebtedness owed to, or any claims held by, it) except in the ordinary course;

          (ii) terminate the insurance licenses, insurance permits and insurance authorities, or fail to timely file all reports required by government agencies which administer such Licenses, permits and authorities, except in the ordinary course;

          (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any shares of its capital stock;

          (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock;

          (v) transfer any Assets or liabilities of the Company to any new subsidiary or new Affiliate;

          (vi) acquire (by merger, consolidation or acquisition of stock or Assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contribution to capital or property transfer other than in the ordinary course;

          (vii) incur any indebtedness for borrowed money (other than in the ordinary course of business consistent with past practice), issue any debt securities, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any individual or entity other than the Company or its Subsidiaries, make any loans or advances, incur any other liabilities, obligations or commitments or forgive or discharge any indebtedness, other than in the ordinary course of business;

          (viii) except in the ordinary course of business, adopt or amend any bonus, profit-sharing, thrift, savings, compensation, stock option, pension retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any of their employees, except where required by any state or federal law or regulation;

          (ix) other than the severance arrangements contemplated by Section 6.6(a)(iv), increase or authorize an increase in the compensation or fringe benefits of any employee or pay or authorize any payment or any benefit not required by an existing plan and arrangement not in the ordinary course of business;

          (x) promote or demote any key employee or take any action to reduce the staff of the Company (except for terminations for documented cause);

          (xi) terminate the services of the Company's present brokers, agents and general agents and other sales personnel;

          (xii) issue, authorize or propose the issuance of additional shares of their capital stock of any class other than pursuant to the conversion of shares of the Company's Series B Convertible Preferred Shares and Series C Convertible Preferred Shares or stock options or warrants outstanding on the date hereof, or securities convertible into or rights, warrants or options to acquire any such shares;

          (xiii) split, combine or reclassify any shares of their capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of their capital stock, except for dividends in the normal course to satisfy the debt service requirements under the Company's existing credit agreement with Morgan Guaranty Trust Company of New York;

          (xiv) enter into any transaction not in the ordinary course of business;

          (xv) cancel, compromise or settle any material claim, or waive or release any right other than in the ordinary course of business; or

          (xvi) dispose of any investment securities of the Company, without Guarantee's prior consent other than in the ordinary course of business.

     Section 6.7. NOTIFICATION. The Company, Newco and Guarantee shall each give the others prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a material breach of any of its respective representations or warranties made herein or pursuant hereto and of which they have actual knowledge and (ii) the taking of any action that would materially breach or violate, or constitute a material default under, any of its respective agreements or covenants made herein or pursuant hereto.

     Section 6.8.  OTHER TRANSACTIONS.

          (a) Definitions. As used in this Agreement, the following terms shall have the meanings specified:

               (i) "Other Offer" shall mean any inquiry, proposal or offer relating in any manner to an Other Transaction.

               (ii) "Other Transaction" shall mean any of the following on or prior to the Special Date, other than the merger as contemplated by this Agreement (A) a merger, consolidation, share exchange, exchange of securities, reorganization, business combination or other similar transaction involving the Company or its Subsidiaries and substantially all of its securities; (B) a sale, transfer or other disposition of all or a significant portion of the Assets of any of the Company or its Subsidiaries in a single transaction or series of related transactions; (C) a sale of, or tender offer or exchange offer for, or acquisition by any Person or group of beneficial owners of, a substantial interest in the outstanding capital stock of the Company or its Subsidiaries in a single transaction or series of related transactions; or (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

               (iii) "Special Date" shall mean that date which is six months after the date of termination of this Agreement.

               (iv) "Special Event" shall mean any of the following to occur on or prior to the Special Date: (A) a Person unrelated to Guarantee has consummated, or has publicly announced or proposed (and subsequently consummates after the Special Date), an Other Transaction; (B) the Company or its Subsidiaries have entered into an agreement with respect to an Other Transaction; or (C) the Company shall have terminated this Agreement for the purpose of pursuing an Other Offer or Other Transaction.

          (b) Termination of Discussions. The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted prior to the date of this Agreement with respect to any Other Transaction, except that the Company may notify such other parties that the discussions and negotiations are terminated.

          (c) Nonsolicitation. The Company shall not, and shall not permit its Subsidiaries or officers, directors, employees, agents or other representatives (including, without limitation, any investment banker, attorney or accountant retained or engaged by the Company) to, solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to, any Other Offer or any Other Transaction, except to the extent required by the fiduciary duties of the Company's officers and Board of Directors under applicable law if so advised by a written opinion of outside counsel. The Company shall notify Guarantee orally and in writing within two business days following receipt by the President of the Company of any Other Offer, including the terms and conditions of any such Other Offer and the Person making such Other Offer. The Company shall give Guarantee five calendar days' prior notice and an opportunity to negotiate with the Company before entering into, executing or agreeing to any Other Offer or Other Transaction.

          (d) Termination. The Company may, by notice to Guarantee at any time prior to the Effective Time of merger, terminate this Agreement if the Company enters into, executes or agrees to an Other Offer or Other Transaction following a determination by the Board of Directors of the Company on the written advice of counsel that such action is required by its fiduciary duties under applicable law and compliance by the Company with the provisions of Section 6.8 of this Agreement.

          (e) Special Fee. In order to induce Guarantee to enter into this Agreement and to compensate Guarantee for the time and expenses incurred in connection with this Agreement and the merger and the losses suffered by Guarantee from foregone opportunities, the Company shall pay a "Special Fee" equal to $750,000 to Guarantee in immediately available funds within five business days after the occurrence of a Special Event.

          (f) Termination of Section 6.8. There shall be no Special Fee payable as a result of a Special Event which occurs unless this Agreement is terminated by the Company pursuant to Section 6.8(d) hereof or Guarantee terminates this Agreement pursuant to Section 8.1(c) or (d) where the breach of the representation and warranty or breach of covenants results from any willful or intentional acts of the Company.

     Section 6.9. TAX ELECTIONS, ETC. No new elections with respect to Taxes or any changes in current elections or practice with respect to Taxes (in each case, in respect of any tax year ending on or before, or which includes, the Closing Date) affecting the Company (including, without limitation, all changes which would set a precedent for later periods) or any of its Subsidiaries shall be made after the date of this Agreement without the prior written consent of Guarantee not to be unreasonably withheld.

     Section 6.10. BENEFITS. As of the Closing Date, the Company shall have paid or accrued all amounts of compensation, benefits, bonuses and other forms of direct or indirect compensation to any employee, officer, director, agent or consultant which is due or payable as of the Closing or which becomes due or payable as a result of the Company's termination or severance at the Closing of such employee, officer, director, agent or consultant, including

Persons to be terminated and referenced in Section 6.6(a)(iv). Not later than 20 days prior to the Closing Date, the Company shall provide Guarantee with a schedule setting forth all such benefits. Notwithstanding the aforesaid, nothing contained in this paragraph shall affect the Purchase Price, unless it constitutes a breach of this Agreement.

     Section 6.11. SEPTEMBER 30, 1997 FINANCIAL STATEMENTS. The Company will use its commercially reasonable efforts to provide its unaudited Financial Statements for the period ended September 30, 1997 to Guarantee no later than October 31, 1997. And the Company will cause its officers, employees, agents and consultants to cooperate with KPMG Peat Marwick LLP in connection with its audit of the Company's Financial Statements for the period ended September 30, 1997.

     Section 6.12. DEFERRED COMPENSATION. Guarantee and the Surviving Corporation hereby acknowledge and agree to be bound by the terms of those certain Key Employee Deferred Compensation Plan Agreements and Director Deferred Compensation Plan Agreements listed on Schedule 3.20(c) (collectively, the "Deferred Compensation Agreements"). Guarantee shall cause the Surviving Corporation to keep the Deferred Compensation Agreements in full force and effect and assume the obligations of the Company and its Subsidiaries under the Deferred Compensation Agreements. Guarantee and the Surviving Corporation shall not amend the Deferred Compensation Agreements without the consent of the beneficiary of the applicable agreement.

     Section 6.13. LIFE INSURANCE PROGRAM. Guarantee and the Surviving Corporation hereby acknowledge and agree to be bound by the terms of the PFG Matched Life Insurance Plan (the "Life Insurance Plan"). Guarantee shall cause the Surviving Corporation to continue to provide the benefits referred to in the Life Insurance Plan to any director as of the Closing Date who is participating in such Life Insurance Plan (a "Participating Director") and who does not allow his life insurance policy with the Company or Surviving Corporation to lapse. Guarantee and the Surviving Corporation shall not amend the Life Insurance Plan with respect to any Participating Director without the consent of such Participating Director. Each Participating Director shall be permitted to renew his life insurance policy in effect on the Closing Date, provided that such Participating Director continues to pay applicable premiums on the policy that the Director has purchased individually under the Life Insurance Plan.

                                  ARTICLE VII

                            CLOSING DATE CONDITIONS

     Section 7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the following conditions:

          (a) That all conditions to the Closing contained in this Article VII shall have been satisfied in all respects or waived in accordance with the terms of this Article VII and the Closing Date shall occur on or before December 31, 1997, unless extended in accordance with the terms of this Agreement; provided, however, either the Company or Newco may extend the Closing Date pursuant to Section 2.3 hereof for one 30-day period, provided the extending party is not in breach or default under the terms of this Agreement and the conditions to the Closing set forth in Article VII have not been satisfied;

          (b) That all permits, approvals and consents of any governmental body or agency (including, without limitation, state insurance departments) or Person which are required in connection with the transactions contemplated by this Agreement shall have been obtained, which approvals shall not contain conditions to which Guarantee reasonably objects, and such permits, approvals and consents shall be effective and shall not be suspended, revoked or stayed by action of any governmental authority or Person;

          (c) That all applicable waiting periods under the HSR Act, state antitrust laws, plant closing laws or any other applicable laws shall have expired or been terminated;

          (d) That, at or prior to the Closing Date, none of the Company, Newco or Guarantee shall be subject to any order, decree or injunction of a government regulatory agency or a court of competent jurisdiction which (i) prevents or delays any of the transactions contemplated by this Agreement or (ii) would impose any material limitation on the ability of the Company to conduct its business and operations in substantially the same form as it is presently being conducted;

          (e) That this Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company.

     Section 7.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

          (a) Each of Guarantee and Newco shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of Guarantee and Newco set forth in this Agreement shall be true and correct in all material respects as though made as of and on the Closing Date. Guarantee and Newco shall have delivered to the Company a certificate of an officer of Guarantee and Newco dated as of the Closing Date, to the foregoing effect;

          (b) The Company shall have received an opinion from counsel to Guarantee and Newco dated the Closing Date and in form and substance to the reasonable satisfaction of the Company;

          (c) The Paying Agent shall have received from Guarantee the Purchase Price in accordance with Section 2.9 of this Agreement;

          (d) The Company shall have received from each of Guarantee and Newco
     (i) a copy of its Board of Directors' actions approving and authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the approval of this Agreement and the Merger by Guarantee as the sole stockholder of Newco), certified by the Secretary of Guarantee and Newco as true, correct and complete and that such actions have not been amended or rescinded on or prior to the Closing Date and (ii) a certificate of the Secretary of Guarantee and Newco as to the incumbency and signature of the directors and officers of Guarantee and Newco executing this Agreement;

          (e) The Company shall have received from the Secretary of Newco a certificate as to the number of shares of Newco's outstanding common stock and the number which voted in favor of adopting this Agreement and approving the Merger, and a copy of such certificate has been appended to this Agreement; and

          (f) The Company shall have received all other documents, instruments and writings required to be delivered by Guarantee and Newco at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     Section 7.3. CONDITIONS TO THE OBLIGATIONS OF GUARANTEE AND NEWCO. The obligations of Guarantee and Newco to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Guarantee or Newco:

          (a) The Company shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as though made as of and on the Closing Date. The Company shall have delivered to Guarantee a certificate dated as of the Closing Date to the foregoing effect. Notwithstanding anything herein to the contrary, in the event that any representation or warranty is not true and correct when made or at any time on or before the Closing Date, Guarantee may terminate this Agreement pursuant to this Section 7.3(a) only if either (i) Guarantee reasonably determines there has been a Material Adverse Effect or (ii) the breach is of such a nature as to effectively prevent Guarantee from owning and or operating the Company in a manner as presently conducted by the Company.

          (b) Guarantee shall have received an opinion from counsel to the Company dated the Closing Date and in form and substance to the reasonable satisfaction of Guarantee.

          (c) Guarantee shall have received from the Company a Certificate of Good Standing for the Company and all Subsidiaries, dated as of a recent date, issued by the Secretary of State of the state of their incorporation.

          (d) Guarantee shall have received from the Secretary of the Company a certificate as to (i) the number of shares of Stock and the number which voted in favor of adopting this Agreement and approving the Merger and (ii) the number of shares of Stock with respect to which appraisal rights have been exercised under the Pennsylvania Law, and a copy of such certificate has been appended to this Agreement.

          (e) All of the outstanding options, warrants, calls, subscriptions, convertible security or other right, agreement or commitment for the Company to issue any shares of its capital stock shall be exercised or terminated on or before the Closing.

          (f) Guarantee shall have received, not later than five days prior to the Closing Date, the audited Financial Statements of the Company for the nine months ended September 30, 1997 together with a report from KPMG Peat Marwick LLP relating thereto.

          (g) Guarantee and Newco shall have received, not later than five days prior to the Closing Date, copies of written resignations effective immediately following the Closing Date of all the directors and officers (other than Robert M. Howe) of the Company and the Subsidiaries whose resignations Guarantee and Newco have requested in writing at least 20 days prior to Closing.

          (h) Guarantee shall have received all other documents, instruments and writings required to be delivered by the Company at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE VIII

                                  TERMINATION

     Section 8.1. TERMINATION OF THIS AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing Date as follows, and in no other manner:

          (a) Mutual Consent. By mutual written consent of the Company, on the one hand, and Guarantee and Newco, on the other hand.

          (b) Expiration Date. By the Company, on the one hand, or Guarantee and Newco, on the other hand, if the Closing Date shall not have occurred by December 31, 1997, unless extended in accordance with the terms of this Agreement; and, provided, further, that the party or parties seeking to terminate this Agreement shall have used their commercially reasonable best efforts to facilitate the consummation of the transactions contemplated hereby.

          (c) Breach of Representations and Warranties. By Guarantee, in accordance with Section 7.3(a) hereof.

          (d) Breach of Covenants by Company. By Guarantee and Newco in the event of a material breach by the Company of a covenant contained in this Agreement.

          (e) Breach of Representations, Warranties or Covenants by Guarantee or Newco. By the Company in the event of a material breach by Guarantee or Newco of a representation, warranty or covenant contained in this Agreement.

          (f) Access and Cooperation. By Guarantee and Newco if the Company does not cooperate with and provide access to the Company's business, properties, Assets, books, records and personnel in accordance with Sections 6.5 and 6.11 hereof.

          (g) Assertion of Appraisal Rights. By Guarantee in the event that stockholders owning 5% or more of the Stock assert appraisal rights pursuant to the Pennsylvania Law.

     Section 8.2. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 8.1(a), (b) or (g) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no Liability of any party to another and each party hereto shall pay all costs and expenses incident to this Agreement as contemplated in Section 6.1 hereof. In the event that this Agreement shall be terminated pursuant to
Section 8.1(c), (d) or (f) hereof where the breach of the representation and warranty or breach of covenant results from willful or intentional acts of the Company, the Company will be liable to Guarantee and Newco for all direct out-of-pocket expenses they actually incurred from July 1, 1997 in connection with this transaction plus $500,000. Any payments the Company makes to Guarantee under Section 6.8 shall be a credit against the Company's obligations under
Section 8.2, and if a Special Event occurs after the Agreement is terminated, the Company's obligations under Section 6.8 shall be reduced by any payments the Company made to Guarantee under this Section 8.2. In the event that this Agreement shall be terminated pursuant to Section 8.1(e) hereof where the breach of the representation and warranty or breach of covenant results from the willful or intentional acts of Guarantee, Guarantee will be liable to the Company for all direct out-of-pocket expenses it actually incurred from July 1, 1997 in connection with this transaction plus $500,000. Notwithstanding the foregoing, in the event this Agreement shall be terminated pursuant to Section 8.1(c), (d) or (e) and the breaches of representations, warranties or covenants are due to riots, storms, fires, explosions, embargoes, interruption of computer, mail or communication systems or any other cause or act of God which is beyond the commercially reasonable control of the Company, Guarantee or Newco (as the case may be), then there shall be no liability of any party to another, and each party hereto shall pay all costs and expenses incident to this Agreement as contemplated in Section 6.1 hereof. Upon payment of the amounts provided in this Section 8.2, the Company, Guarantee and Newco shall have no further obligation or liability to each other under this Agreement.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.1. INDEMNIFICATION. Each Person who receives Merger Consideration under this Agreement (the "Indemnifying Parties") agrees to jointly and severally indemnify and hold harmless on an after-tax basis Guarantee and Newco, and their successors and assigns, and their respective officers, directors, employees, agents and Affiliates against and in respect of any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, commercially reasonable attorneys' and accountants' fees and all commercially reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim) arising out of or based on (i) any breach of any of the representations, warranties, covenants or agreements which have been made or undertaken by the Company under this Agreement; and (ii) any inaccuracy, misrepresentation or omission in any certificate or document delivered in accordance with the terms of this Agreement by the Company.

     Section 9.2. NOTICE OF CLAIM. Upon obtaining knowledge thereof, Guarantee or Newco shall notify the Agents and the Paying Agent in writing of any damage, claim, loss, liability or expense which Guarantee or Newco has determined has given or could give rise to a claim under Section 9.1 (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification.

     Section 9.3. LIMITATION ON INDEMNIFICATION OBLIGATION. Notwithstanding anything to the contrary contained in this Article IX, each Indemnifying Party shall not be obligated to indemnify any Person in an amount greater than his pro rata share of the $1,000,000 of Merger Consideration, plus interest, held by the Paying Agent after the Initial Distribution. Moreover, none of the Indemnifying Parties shall be obligated to indemnify any Person until the Notices of Claims for amounts in excess of $100,000 in total have been submitted to the Paying Agent, then the Indemnifying Parties shall be liable for the dollar amount of all claims allowed under any Notice of Claim. By way of example only, if Notices of Claims are approved for a total of less than $100,000, there are no payments to indemnified Persons; however,if Notices of Claims are approved for a total of $100,001 or more, then the full amount allowed under such Notices shall be paid to the indemnified Persons, subject to the limitation in the first sentence of this Section 9.3.

     Section 9.4. SURVIVAL OF INDEMNIFICATION. The obligation of the Indemnifying Parties to indemnify and hold harmless pursuant to this Article IX shall survive, subject to Section 10.1 hereof, the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE X

              SURVIVAL OF REPRESENTATIONS; EFFECT OF CERTIFICATES

     Section 10.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, CONDITIONS AND AGREEMENTS. The Company agrees that all representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto; provided, however, that all representations, warranties, covenants, conditions and agreements (including the indemnification provisions in Section 9.1) shall only survive until the earlier of March 31, 1998 or five business days after the receipt of the Company's audited Financial Statements for the year ended December 31, 1997 by Guarantee. Anything to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against any party for breach of any representation or warranty, unless written notice of such claim or action is received by such party describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in this paragraph, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. Notwithstanding the foregoing, the obligations on Guarantee under Section 2.11(b) shall survive and continue until all funds required to be paid thereunder have been paid. Notwithstanding the foregoing, the obligations on Guarantee and the Surviving Corporation under Sections 2.11(b), 6.12 and 6.13 shall survive and continue forever.

     Section 10.2. EFFECT OF CERTIFICATES. Each statement contained in any certificate delivered in connection with this Agreement or the consummation of the transactions contemplated hereby shall constitute the representation, warranty and agreement of the party delivering such certificate and shall have the same force and effect as if it had been incorporated into this Agreement as a representation, warranty and agreement by such party.

     Section 10.3. RELIANCE. All warranties, representations and covenants made by the Company, Newco and Guarantee herein or in any certificate or other instrument delivered by the Company, Newco or Guarantee under this Agreement shall be considered to have been relied upon by the Company, Newco and Guarantee, as the case may be, regardless of any investigation made by the Company, Newco or Guarantee, as the case may be, or on the Company's, Newco's or Guarantee's behalf, unless a party shall have received a notification pursuant to Section 6.8.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.1. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only in writing at any time prior to the Effective Date by the majority of the boards of directors of the Company, Newco and Guarantee, except that an amendment made subsequent to the adoption of this Agreement by the Stockholders of PFG shall not modify or change
(i) the Merger Consideration; (ii) the Articles of Incorporation of the Surviving Corporation to be effected by the merger; or (iii) any terms or conditions that would adversely affect the holders of the Stock.

     Section 11.2. WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.2.

     Section 11.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of receipt if delivered personally or by facsimile transmission and 10 days from the date of mailing if mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

          (a)  If to the Company to:

               PFG, Inc.
               Suite 200
               980 Harvest Drive
               Blue Bell, PA  19422
               Attention:  Robert M. Howe

               With a copy to:

               Reed Smith Shaw & McClay LLP
               2500 One Liberty Place
               1650 Market Street
               Philadelphia, PA  19103
               Attention:  Lori L. Lasher, Esq.

          (b)  If to Guarantee or Newco, to:

               The Guarantee Life Companies Inc.
               8301 Indian Hills Drive
               Omaha, NE  68114
               Attention:  Robert D. Bates

               With copies to:

               The Guarantee Life Companies Inc.
               8801 Indian Hills Drive
               Omaha, NE  68114
               Attention:  Richard A. Spellman, Esq.

               and

               Kutak Rock
               1650 Farnam Street
               Omaha, NE  68102
               Attention:  Joe E. Armstrong, Esq.

     Section 11.4. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party or parties.

     Section 11.5. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision contained herein.

     Section 11.6. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS. If this Agreement terminates and the transactions contemplated hereby are not consummated as described above, the parties hereto shall keep confidential and shall not use in any manner any information or documents obtained from the other party unless ordered to do so by a court, governmental or regulatory body having jurisdiction in the premises (after Notice to the other party where possible and steps to protect such information are taken when practicable), or unless such information is readily ascertainable from public or published information, or trade sources, or is already known or subsequently developed by such party independently, or was received from a third party not under an obligation to such other party or any of its Affiliates to keep such information confidential. If this Agreement terminates, any documents obtained by either party from the other or any of such other party's Affiliates shall be promptly returned.

     Section 11.7. GOVERNING LAW. Unless it is indicated that the laws of the Commonwealth of Pennsylvania apply, this Agreement shall be governed by the laws of the State of Nebraska (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     Section 11.8. JURISDICTION; AGENTS FOR SERVICE OF PROCESS. Any judicial Proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Nebraska, or in the United States District Court for the District of Nebraska, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself or itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of Nebraska for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement.

     Section 11.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.10. HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 11.11. KNOWLEDGE OF THE COMPANY. Where any representation or warranty contained in this Agreement is qualified by reference to the Knowledge of the Company, Knowledge in this context means that the Company, including its executive officers and directors, has no actual knowledge of any facts, circumstances or conditions that would render such representations and warranties inaccurate or untrue or that would put such parties on actual notice that further inquiry is required in order to confirm that such representations and warranties are not inaccurate or untrue.

     Section 11.12. ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the documents, schedules, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions; provided, however it does not supersede the Confidentiality Agreements between the Company and Guarantee dated July 24, 1997 and July 30, 1997.

     Section 11.13. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Until the fifth anniversary of the Closing Date, Guarantee shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each current and former officer and director of the Company against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claims, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent that the Company would have been permitted under its Articles of Incorporation or Bylaws as in effect on the date hereof, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     IN WITNESS WHEREOF, the Company, Newco and Guarantee have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    COMPANY:

                                    PFG, INC.


                                    By /s/ Robert M. Howe
                                       --------------------------------
                                    Name   Robert M. Howe
                                    Title  President


                                    NEWCO:

                                    GUARANTEE SUBSIDIARY, INC.


                                    By /s/ Theodore C. Cooley
                                       --------------------------------
                                    Name   Theodore C. Cooley
                                    Title  President


                                    GUARANTEE:

                                    THE GUARANTEE LIFE COMPANIES
                                    INC.


                                    By /s/ Theodore C. Cooley
                                       --------------------------------
                                    Name   Theodore C. Cooley
                                    Title  Executive Vice President

COMMONWEALTH OF PENNSYLVANIA  ]
                              ] SS.
COUNTY OF                     ]


     On this 17th day of October, 1997, before me, the undersigned, personally appeared Robert M. Howe known to me to be the President of PFG, Inc. who is known to me to be the identical person whose name is affixed to the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said corporation.

     Witness my hand and notarial seal the day and year last above written.



                              /s/ Paula Gough
                              ----------------------------------
                              Notary Public
SEAL



STATE OF NEBRASKA   ]
                    ] SS.
COUNTY OF DOUGLAS   ]


     On this 17th day of October, 1997, before me, the undersigned, personally appeared Theodore C. Cooley known to me to be the President and Executive Vice President of Guarantee Subsidiary, Inc. and The Guarantee Life Companies Inc., respectively, who is known to me to be the identical person whose name is affixed to the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said corporation.

     Witness my hand and notarial seal the day and year last above written.


                              /s/ Debra N. Brown
                              ----------------------------------
                              Notary Public
SEAL

                                                                    ATTACHMENT A

     THE FOLLOWING STOCKHOLDERS of PFG, Inc. hereby agree, at a properly called meeting of PFG, Inc.'s stockholders or by a written consent of PFG, Inc. stockholders, to approve the Merger described in the Merger Agreement Among The Guarantee Life Companies Inc., Guarantee Subsidiary, Inc. and PFG, Inc. dated as of October 17, 1997, a copy of which is attached hereto. In addition, the following stockholders hereby waive any preemptive rights or rights of first refusal or rights of similar nature, if any, in connection with any shares to be issued as a result of the Merger. (The signatures of these selling stockholders are for the sole purpose of approving the Merger, and no other purpose, and neither party hereto shall assert or imply any other purpose to such signatures.)

ENSIGN TRUST, LTD.                   PHOENIX HOME LIFE MUTUAL
                                     INSURANCE COMPANY


By:  ____________________________    By:  ____________________________
Its: ____________________________    Its: ____________________________


CENTURY CAPITAL MANAGEMENT, INC.:    GUZZARDI, ETAL.
 Century Capital Partners, L.P.       Guzzardi, Lawrence J.
 ISF Limited Partnership              Dr. Lawrence J. Guzzardi - MPPP
 MFA MASTERS Limited Partnership      Dr. Lawrence J. Guzzardi - MPPP
                                       Voluntary Account
                                      Guzzardi, Lawrence J. custodian for Emily
                                       L. Guzzardi UGMA
                                      Guzzardi, Lawrence J. custodian for
By:  ____________________________      Michael J. Guzzardi UGMA
Its: ____________________________     Guzzardi, Linda

                                     _________________________________
MERIDIAN VENTURE PARTNERS            By:    Lawrence Guzzardi
                                     Its:   Trustee and Individually

By:  ____________________________
Its: ____________________________     Emily Guzzardi Trust U/D/T 12-31-79
                                      Michael Guzzardi Trust U/D/T 6-1-80

_________________________________    _________________________________
Robert M. Howe                       By:   Robert Guzzardi
                                     Its:   Trustee

                                                                       EXHIBIT A

                             PAYING AGENT AGREEMENT

     This PAYING AGENT AGREEMENT (this "Agreement") is made and entered into as of the ____ day of December, 1997 by and among The Guarantee Life Companies Inc. ("Guarantee"), Guarantee Subsidiary, Inc. ("Newco") and PFG, Inc. (the "Company"), all of whom are parties to a Merger Agreement made as of the 17 day of October, 1997 (the "Merger Agreement"), ___________________________________
________ (the "Paying Agent") and William W. Dyer, Jr., Raymond R. Rafferty, Jr. and Robert M. Howe as agents for the persons entitled to receive Merger Consideration at the Closing Date (the "Agents"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Merger Agreement.

                                    RECITALS

     The Merger Agreement contemplates the execution of this Agreement to facilitate the payment of the Merger Consideration in accordance with Article II of the Merger Agreement.

     Guarantee, Newco and the Company desire that the Paying Agent act as the party for collecting, holding and disbursing funds representing the Merger Consideration and the Paying Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

     THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties,intending to be legally bound hereby, agree as follows:

     Section 1. FUNDING OF PAYING AGENT. On the Closing Date, Guarantee shall transmit to the Paying Agent in immediately available funds the amount of $37,250,000.

     Section 2. INFORMATION TO BE PROVIDED TO PAYING AGENT. (a) At or prior to the Closing Date, the Company shall deliver to the Paying Agent a list of those persons who are entitled to receive Merger Consideration as of the Closing Date (the "Sellers"). Any list delivered pursuant to this paragraph shall include, for each Seller: the name, address, social security number or tax identification number, if applicable, wiring instructions (if any) and the amount of Merger Consideration due to such Seller (which amounts shall be calculated as of the appropriate related payment date(s) in accordance with the Merger Agreement and will set forth their respective pro rata share of the Initial Distribution and the Holdback Escrow.

     (b) All surrendered stock certificates, notices or other evidence of stock options and stock warrants collected by the Company prior to Closing shall be delivered to the Paying Agent as soon as practicable after the Closing Date. All stock certificates, notices or other evidence of stock options and stock warrants shall be delivered to the Paying Agent for one year after the Closing and then the Surviving Corporation.

     (c) In the event a stock certificate is lost, the Seller shall present the Paying Agent with: (i) an affidavit to the effect that the stock certificate has been lost, stolen or destroyed; and (ii) shall indemnify Guarantee and Newco against any claim that may be made against Guarantee and Newco with respect to the stock certificate alleged to have been lost, stolen or destroyed. In the event of a lost stock option notice (or other evidence of stock options) or stock warrant, the Seller shall present the Paying Agent with: (i) an affidavit of ownership reasonably acceptable to Paying Agent and (ii) shall indemnify Guarantee or Newco against any claim that may be made against Guarantee and Newco with respect to the lost stock option notice or stock warrant.

     Section 3. DISPOSITION OF FUNDS. The Paying Agent shall hold the funds and any interest earned thereon in trust for all parties and deliver such funds as follows:

     (a) The Paying Agent shall distribute the Merger Consideration on the Closing Date as follows:

          (i) $1,000,000 to an escrow account (the "Holdback Escrow") to be held in trust with interest for the benefit of Guarantee and Sellers as provided herein; and

          (ii) $36,250,000, the Initial Distribution, in the form of bank cashier's checks or wire transfers to those Sellers who, at or prior to the Closing, have been identified to the Paying Agent pursuant to Section 2 hereof as eligible to receive Merger Consideration.

     All payments made to Sellers with respect to the Initial Distribution shall be made with interest, if any. Any payment made to a Seller hereunder shall be payable to the order of such Seller pursuant to the most recent list delivered to the Paying Agent pursuant to Section 2(a) hereof, unless such Seller has given the Paying Agent different instructions regarding payment to such Seller, in which case the Seller's instructions shall control. Upon payment for any stock certificate, the Paying Agent shall mark such stock certificate cancelled and return it to the Surviving Corporation or Guarantee.

     Section 4. HOLDBACK ESCROW CLAIM DISBURSEMENTS. (a) A disbursement from the Holdback Escrow on account of a claim for indemnification under Article IX of the Merger Agreement shall be initiated by Guarantee delivering to Paying Agent a Notice of Claim setting forth a reasonably detailed description of the nature and estimated amount of the claim and the Section under the Merger Agreement giving rise to the claim, e.g., the specific sections of the representations, warranties or covenants breached. Guarantee shall simultaneously deliver a copy of the Notice of Claim to the Agents. After the passage of thirty (30) days following Paying Agent's receipt of a Notice of Claim, the Paying Agent shall pay to Guarantee the amount specified in the Notice of Claim unless the Agents have delivered a written objection to the Paying Agent setting forth the basis for the objection and the amount in controversy.

     (b) Guarantee and the Agents agree to use their reasonable efforts to cause any disputes or disagreements between the parties to be considered, negotiated in good faith and resolved as soon as practicable after delivery of the Notice of Claim to the Paying Agent and the Agents or any objection thereto.

     (c) If Guarantee and the Agents cannot agree as to any Notice of Claim, disputes arising under this Agreement shall be settled by arbitration before a panel of three arbitrators pursuant to the rules of the American Arbitration Association. Such arbitration may be held at such location as may be mutually agreed by Guarantee and the Agents, but if they do not so agree within thirty
(30) days after the appointment of the panel or arbitrators, the panel of arbitrators shall decide the location for such arbitration. Arbitration may be commenced at any time by either party giving written notice to the other party that a dispute has been referred to arbitration under this Section 4(b). The arbitrators shall be selected by the joint agreement of the parties hereto, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panel of arbitrators maintained by such Association. Any award of the arbitrators shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. The costs of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrators, but if no such written determination is made, then by the losing party. Any costs or expenses to be paid by Sellers or incurred by Agents including without limitation any expenses incurred pursuant to Section 2.9(d) of the Merger Agreement, in connection with performing their duties under this Agreement shall be paid out of the Holdback Escrow from funds to be distributed to the Sellers as part of the Second Distribution or final distribution; provided, however, in no event will the Paying Agent pay more than $75,000 to the Agents for such costs and expenses if the Holdback Escrow does not have sufficient funds to pay all claims by Guarantee under this Agreement. This provision for arbitration shall be specifically enforceable by the parties. The determination by the arbitrators pursuant to this Section 4(c) shall be final and binding upon the parties.

     Section 5.  SECOND DISTRIBUTION.

     (a) The second distribution (the "Second Distribution") shall be made within five business days of the earlier of March 31, 1998 or five business days after the audited Financial Statements for the Company for the year ended December 31, 1997 together with a report thereon from KPMG Peat Marwick LLP are delivered to Guarantee.

     (b) The Second Distribution shall be in an amount equal to the balance, if any, in the Holdback Escrow; provided, however, if there are any pending claims for which Guarantee has given notice to the Sellers under Article X prior to the date of the Second Distribution (the "Pending Escrow Claims"), then the Second Distribution shall be reduced by an amount reasonably agreed to by the Agents and Guarantee and if they cannot agree then by the amount of the claim. Following a final determination of the Pending Escrow Claims, in accordance with the provisions of Article X, an additional distribution shall be made in an amount equal to the balance, if any, in the Holdback Escrow.

     (c) The distributions completed pursuant to this Section shall be made to each Seller who has surrendered each of his, her or its stock certificates, notices or other evidence representing stock options or stock warrants in connection with the Closing in accordance with their pro rata share as determined under Section 2.9 of the Merger Agreement and, together with their distribution under Section 4, shall be a full and complete satisfaction of such Seller's right to receive Merger Consideration.

     (d) Any portion of the funds held by the Paying Agent which has not been paid to Sellers within one year of the Closing Date, except for funds held by the Paying Agent for Pending Escrow Claims which shall continue to be held by Paying Agent until resolved in accordance herewith and then to the party entitled thereto, shall promptly be paid, to Guarantee. Thereafter, Sellers who have not complied with Article II of the Merger Agreement shall look solely to Guarantee and/or the Surviving Corporation for payment of any Merger Consideration.

     Section 6. INVESTMENT. During the continuance of this Agreement, any cash transmitted or delivered to the Paying Agent by Guarantee shall be immediately invested or reinvested by the Paying Agent in (i) obligations of the United States government having a maturity no later than 90 days after the date of investment or (ii) commercial paper rated "AA" or higher and having a maturity no later than 90 days after the date of investment.

     Section 7. FEES. The Paying Agent shall receive a fee for its services of $________ per year payable annually in advance. All fees of and expenses incurred by the Paying Agent shall be paid by Guarantee. The Agents shall not receive any fees for their services hereunder.

     Section 8. INDEMNIFICATION/DUTIES OF AGENT. The duties of the Paying Agent are only as herein specifically provided and, except as provided in
Section 6 regarding investments, are purely ministerial in nature. The Paying Agent is not responsible for verifying (a) who is a Seller, (b) whether any instructions given by a Seller pursuant to Section 3 hereof are valid, (c) whether the amount of the Initial Distribution, Notice of Claim, or the Second Distribution has been properly calculated, (d) whether any Holdback for a Pending Escrow Claim is required or (e) the date of the final distribution. In performing its duties hereunder, the Paying Agent shall act as co-agent in a fiduciary capacity on behalf of all parties. The Paying Agent may act upon any notice or other document reasonably believed to be genuine and to have been made or signed by any party hereto. The Paying Agent shall not be liable for any action taken or omitted in connection with the performance of its duties pursuant to the provisions of this Agreement, except for its own negligence or its knowing or intentional default. The parties hereto agree to indemnify and hold the Paying Agent harmless from and against any and all costs, expenses (including reasonable attorneys' fees) and losses incurred in connection with the performance of its duties hereunder, except in the case of the negligence or knowing or willful default of the Paying Agent. The Paying Agent, in the event of any conflict between the parties to this Agreement, shall institute any interpleader action, suit or proceeding it deems appropriate to resolve any dispute among the parties hereto which may arise.

     Section 9. TERMINATION. This Agreement shall terminate when all funds paid to the Paying Agent under this Agreement and any interest thereon shall have been fully distributed to Sellers or Guarantee in accordance with the terms and provisions of this Agreement.

     Section 10. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns and shall be governed and construed under the laws of the State of Nebraska.

     Section 11. RESIGNATION OF PAYING AGENT. The Paying Agent shall not resign prior to the termination of this Agreement unless Guarantee and the Agents have agreed in writing upon a successor Paying Agent.

     Section 12. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when sent by confirmed cable, telecopy, telegram or telex, confirmed by first class mail, when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to:

               PFG, Inc.
               Suite 200
               980 Harvest Drive
               Blue Bell, PA  19422
               Attention:  Robert M. Howe
               Telephone Number: (215) 643-6400
               Facsimile Number: (215) 653-0998

          with copy to:

               Reed Smith & McClay LLP
               2500 One Liberty Place
               1650 Market Street
               Philadelphia, PA  19103
               Attention:  Lori L. Lasher, Esq.
               Telephone Number: (215) 851-8100
               Facsimile Number: (215) 851-1420

or to such other person and place as Company shall direct Guarantee in writing;
or

     (b)  if to Guarantee or Newco, to:

               The Guarantee Life Companies Inc.
               8801 Indian Hills Drive
               Omaha, NE  68114
               Attention:  Robert D. Bates
               Telephone Number:  (402) 361- 7530
               Facsimile Number: (402) 361-7571

               With copy to:

               The Guarantee Life Companies Inc.
               8801 Indian Hills Drive
               Omaha, NE  68114
               Attention:  Richard A. Spellman
               Telephone Number:  (402) 361-7531
               Facsimile Number: (402) 361-7571

     (c)  if to the Paying Agent, to:



     (d)  if to the Agents to:

               William W. Dyer, Jr.
               Century Capital Management
               One Liberty Square
               Boston, MA  02019
               Telephone Number:
               Facsimile Number:

               Raymond R. Rafferty, Jr.
               Meridian Venture Partners
               Fidelity Court Building, Suite 140
               259 Radnor - Chester Road
               Radnor, PA  19087
               Telephone Number:
               Facsimile Number:

               Robert M. Howe
               PFG, Inc.
               Suite 200
               980 Harvest Drive
               Blue Bell, PA  19422
               Telephone Number: (215) 643-6400
               Facsimile Number: (215) 653-0998

               With copy to:

               Reed Smith & McClay LLP
               2500 One Liberty Place
               1650 Market Street
               Philadelphia, PA  19103
               Attention:  Lori L. Lasher, Esq.
               Telephone Number: (215) 851-8100
               Facsimile Number: (215) 851-1420

     Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Paying Agent Agreement to be duly executed as of the date and year first above written.

                         COMPANY:

                         PFG, INC.


                         By ______________________________________________
                         Name ____________________________________________
                         Title ___________________________________________


                         NEWCO

                         GUARANTEE SUBSIDIARY, INC.


                         By ______________________________________________
                         Name ____________________________________________
                         Title ___________________________________________


                         GUARANTEE

                         THE GUARANTEE LIFE COMPANIES INC.

                         By ______________________________________________
                         Name ____________________________________________
                         Title ___________________________________________




                         AGENTS FOR SELLERS

                         _________________________________________________
                         William W. Dyer, Jr.


                         _________________________________________________
                         Raymond R. Rafferty, Jr.


                         _________________________________________________
                         Robert M. Howe